REVOLVING CREDIT AGREEMENT

                                  by and among

                                    MEDITRUST

                                 as the Company

                                       and

                   THE LENDING INSTITUTIONS REFERENCED HEREIN

                                  as the Banks

                                       and

                               FLEET NATIONAL BANK

                                  as the Agent

                              MORGAN GUARANTY TRUST
                               COMPANY OF NEW YORK

                                       and

                            FIRST UNION NATIONAL BANK

                                  as co-agents

                               September 15, 1997



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                                TABLE OF EXHIBITS


                          Exhibit A Notice of Borrowing

                     Exhibit B Form of Revolving Credit Note

                           Exhibit C Form of Guaranty

                 Exhibit D Notice of Continuation or Conversion

               Exhibit E Form of Opinion of Counsel to the Company

                       Exhibit F Form of Borrowing Report

                 Exhibit G Form of Administrative Questionnaire

                   Exhibit H Form of Assignment and Acceptance

         Exhibit I Form of Assignment, Assumption and Release Agreement

Exhibit J Form of Opinion of Counsel to the Company regarding Santa Anita Merger

                            TABLE OF SCHEDULES


Schedule 1.22.       Commitments and Commitment Percentages

Schedule 1.107       Pre-Existing Guarantees

Schedule 3.3.        Restrictions

Schedule 3.8.        Material Adverse Changes

Schedule 3.12.       Liens

Schedule 3.18.       Existing Indebtedness

Schedule 3.19.       Litigation

Schedule 3.20.       Guarantees

Schedule 3.22.       Environmental Matters

Schedule 8.1.        Indebtedness

                           REVOLVING CREDIT AGREEMENT


         This REVOLVING CREDIT AGREEMENT (the "Agreement") is made as of this 15th day of September, 1997 by and among MEDITRUST, a Massachusetts business trust, with its chief executive office located at 197 First Avenue, Needham, Massachusetts 02194 ("Meditrust"); the lending institutions listed on the signature pages hereto and such other lending institutions that may become parties to this Agreement from time to time in accordance with the provisions hereof (such lending institutions being referred to individually as a "Bank" and collectively as the "Banks"); and FLEET NATIONAL BANK, a national banking association, with an office located at 777 Main Street, Hartford, Connecticut 06115-1600 ("Fleet") as agent for the Banks (the "Agent").

Section 1.  DEFINITIONS

         All capitalized terms used in this Agreement, the Notes or the Other Documents, or in any certificate, report or other document, agreement or instrument executed or delivered pursuant hereto and thereto (unless otherwise indicated therein) shall have the meanings ascribed to such terms below.

         Section 1.1. "Administrative Questionnaire" has the meaning in Section
10.16. hereof.

         Section 1.2. "Affected Loans" has the meaning ascribed to it in Section
2.3.4. hereof.

         Section 1.3. "Affiliate" means any Person (i) which directly or indirectly controls, or is controlled by, or is under common control with, another Person or any Subsidiary of such other Person; (ii) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such other Person or any Subsidiary of such other Person; or
(iii) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such other Person or any Subsidiary of such other Person. The term "control" (and its correlative meanings "controlled by" and "under common control with") as used in this Section 1.3. means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

         Section 1.4. "Agent" has the meaning ascribed to it in the Preamble hereof and shall include any successor agent or agents for the Banks which may be appointed at any time in the future under the terms of this Agreement.

         Section 1.5. "Agreement" means this Revolving Credit Agreement and shall include any and all amendments, restatements, modifications and supplements hereto.

         Section 1.6. "Appraised Value" means, with respect to any Investment, the value of such Investment reflected in the most recent Qualified Appraisal prepared with respect to


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such Investment.

         Section 1.7. "Assignment and Acceptance" has the meaning ascribed to it in Section 12.1. hereof.

         Section 1.8. "Balloon Payments" means, as of any date as of which the amount thereof shall be determined, an amount equal to the Company's or the Operating Company's, as applicable, aggregate obligation to make payments of principal in respect of Indebtedness having a maturity during the immediately succeeding six (6) month period minus Liquid Assets and, in the case of the Company, availability under the Line of Credit and the Via Banque Credit Facility; provided, however, that any Indebtedness with respect to which the Company or the Operating Company, as applicable, has received a commitment for the renewal or other refinancing of such Indebtedness shall not be included in the computation of Balloon Payments and provided, further, that if the calculation of the amount of Balloon Payments results in a negative number, then the amount thereof shall be deemed to be zero (0).

         Section 1.9. "Bank" has the meaning ascribed to it in the Preamble hereof.

         Section 1.10. "Banks" has the meaning ascribed to it in the Preamble hereof.

         Section 1.11. "Bank Affiliate" or "Bank Affiliates" means any Affiliate of the Agent, the Banks or their parent bank holding companies.

         Section 1.12. "Bank Agents" has the meaning ascribed to it in Section
2.2.8. hereof.

         Section 1.13. "Beneficiary" means the beneficiary of any Letter of Credit issued under this Agreement for the account of the Company or any Subsidiary of the Company.

         Section 1.14. "Borrowing Base" means, as of any date as of which the amount thereof shall be determined, an amount equal to (x) the sum of (i) seventy-five percent (75%) of Eligible Investments as of such date plus (ii) Liquid Assets as of such date minus (y) Unsecured Indebtedness as of such date, the Via Banque Amount as of such date and Guarantees Outstanding as of such date.

         Section 1.15. "Borrowing Report" has the meaning ascribed to it in
Section 6.1.(c) hereof.

         Section 1.16. "Breakage Costs" means an amount equal to all costs either Agent or any Bank sustains in breaking or unwinding or in not making after receiving a Notice of Borrowing or a Notice of Continuation or Conversion any LIBOR funding contract, and all expenses that the Agent or any Bank sustains or incurs as a result of prepayment or receipt of principal with respect to a LIBOR Loan on a day other than the last day of the then current Interest Period.

         Section 1.17. "Business Day" means any day in which dealings in foreign currencies and exchange between banks may be carried on in the place where the Eurodollar Office is located and in the place where the head office of the Agent is located, other than a Saturday, Sunday, legal holiday or other day on which banks in such places are required or permitted by law to close.

         Section 1.18. "Closing Date" means September 15, 1997.

         Section 1.19. "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Section 1.20. "Combined" means, with reference to any term defined in this Agreement, that term as applied to the Consolidated accounts of the Company combined with the Consolidated accounts of the Operating Company.

         Section 1.21. "Combined Commitment Amount" means an amount equal to the sum of all Commitments as in effect from time to time in accordance with the provisions hereof, but in no event greater than THREE HUNDRED FIFTEEN MILLION AND NO/100 DOLLARS ($315,000,000.00).

         Section 1.22. "Commitment" means, with respect to each Bank, such Bank's several obligation to make Revolving Loans, to participate in the issuance of Letters of Credit and to honor Credits Outstanding, as set forth in
Schedule 1.22. attached hereto.

         Section 1.23. "Commitment Percentage" at any time means, with respect to each Bank, the percentage equal to such Bank's Commitment divided by the then sum of all Commitments. The initial Commitment Percentages are set opposite each Bank's name on Schedule 1.22. attached hereto.

         Section 1.24. "Company" means Meditrust and, following the effective date of the Merger between Meditrust and Santa Anita Realty Enterprises, Inc., any corporation or entity surviving such merger.

         Section 1.25. "Company Limited Partnership" means a limited partnership which is organized to own a Facility of which the Company or a Subsidiary of the Company is the general partner and owns one hundred percent (100%) of the partnership interests of such limited partnership.

         Section 1.26. "Consolidated" or "consolidated" means, with reference to any term defined in this Agreement, that term as applied to the accounts of the Company or the Operating Company, as applicable, consolidated in accordance with GAAP and whenever "Consolidated" or "consolidated" is used herein, it shall always mean, with reference to the Company, the Company, and all of its Subsidiaries (but including for purposes of this definition all entities in which the Company has any interest, even if less than fifty percent (50%)).

         Section 1.27. "Construction Investments" means financing extended by the Company or a Subsidiary of the Company with respect to a Facility which is either under construction (i.e., has not received a certificate of occupancy) or in development (i.e., has received a certificate of occupancy or operating license within the preceding eighteen (18) months); provided, however, that a Facility will not be considered to be in development if at least three (3) calendar months have lapsed since the date on which the Facility received a certificate of occupancy and (i) such Facility has a Fixed Charge Coverage of at least 1.10 to 1.0 or (ii), in the case of a Facility which is a Pooled Facility, the Pooled Facilities' Fixed Charge Coverage is at least 1.2 to 1.0 and the Pooled Facility's Fixed Charge Coverage is at least 0.8 to 1.0 or (iii) in the case of a Facility which is a Pooled Guaranteed Facility, the Pooled Guaranteed Facilities' Fixed Charge Coverage is at least 1.0 to 1.0 and the Pooled Guaranteed Facility's Fixed Charge Coverage is at least 0.8 to 1.0.

         Section 1.28. "Continental Investments" means Investments which relate to Facilities leased or operated by Continental Medical Systems, Inc. or its affiliates and existing as of the Closing Date and which are subject to Indebtedness provided by a Person other than the Company or a Subsidiary of the Company.

         Section 1.29. "Controlled Limited Partnership" means a limited partnership, other than a Company Limited Partnership, organized to own a Facility of which the Company or a Subsidiary of the Company is the sole general partner and which the Company or a Subsidiary of the Company owns at least sixty six and two/thirds percent (66.66%) of the aggregate partnership interests of such limited partnership.

         Section 1.30. "Controlled Group" means all trades or businesses (whether or not incorporated) under common control that, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         Section 1.31. "Credits Outstanding" means, as of any time, the aggregate current available balances of all issued and outstanding Letters of Credit.

         Section 1.32. "Default" means an Event of Default or event or condition that, but for the lapse of time, the giving of notice, or both, would constitute an Event of Default.

         Section 1.33. "Default Rate" means a rate of interest equal to four percentage points (4%) above (i) the rate of interest otherwise in effect under this Agreement or (ii), with respect to a Letter of Credit issued with a separate Reimbursement Agreement, the rate of interest otherwise in effect under such Reimbursement Agreement.

         Section 1.34. "Delinquent Bank" has the meaning ascribed to it in
Section 2.5.5.(a) hereof.

         Section 1.35. "Dividend" or "Dividends" means the payment of any dividend or other distribution in respect of the capital stock of a corporation or, with respect to Meditrust, shares of beneficial interest, in cash or other property (excepting distribution in the form of such stock or shares of beneficial interest) or the redemption or acquisition of any capital stock or shares of beneficial interest.

         Section 1.36. "Drawing" or "Drawings" means any payment(s) or disbursement(s) made under any Letter of Credit honoring any demand for payment presented by the Beneficiary in accordance with the terms of such Letter of Credit.

         Section 1.37. "Eligible Investments" means, as of any date as of which the amount thereof is to be determined, an amount equal to the sum of:

               (i) the lesser of the Appraised Value or purchase price of Facilities owned (whether through fee simple title ownership or pursuant to rights as lessee under a long-term ground lease) entirely by the Company, a Subsidiary of the Company or a Company Limited Partnership; plus

               (ii) the lesser of the Appraised Value of any Facility securing a Mortgage or the outstanding principal amount of the Mortgage secured by any such Facility; plus

               (iii) seventy and one-half percent (70.5%) of the lesser of the Appraised Value or the outstanding principal amount of the Continental Investments minus the aggregate outstanding principal amount of any loans secured by a first lien mortgage in the Continental Investments but in no event greater than FIFTY EIGHT MILLION AND NO/100 DOLLARS ($58,000,000.00); plus

               (iv) seventy five percent (75%) of the amount determined by multiplying the lesser of the Appraised Value of a Facility owned by a Controlled Limited Partnership or the purchase price of a Facility owned by a Controlled Limited Partnership by a fraction, the numerator of which is the aggregate interest in the Controlled Limited Partnership possessed by the Company or a Subsidiary of the Company and the denominator of which is one hundred (100);

but excluding from the calculation thereof:

         (a) any Investment in which the Company or a Subsidiary of the Company has granted a voluntary Lien other than the Continental Investments as set forth above;

         (b) any Construction Investments;

         (c) any Pooled Facilities or Pooled Guaranteed Facilities which have a Fixed Charge Coverage of less than 1.0 to 1.0, and as to Pooled Guaranteed Facilities only, any Pooled Guaranteed Facility which has an individual Fixed Charge Coverage ratio of less than .8 to 1.0 and, in the case of a Facility which is not a Pooled Facility or a Pooled Guaranteed Facility, 1.10 to 1.0;

         (d) any Investment where audited Financial Statements are not available within one hundred twenty (120) days after year end; provided, however, that no Facility shall be excluded from the calculation of Eligible Investments once such audited Financial Statements are available; and provided, further, that no Facility shall be excluded from the calculation of Eligible Investments for failure to deliver Financial Statements if the Investment Amount of such Facility, when aggregated with the Investment Amount of other Facilities owned by the same Operator, equal less than FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) of the Company's actual Gross Real Estate Investments in a sale/leaseback transaction or Mortgage and provided, further, that the foregoing proviso shall not discharge the Company's obligation to deliver Financial Statements to the Banks upon receipt of the same by the Company;

         (e) any Investment which is delinquent for thirty (30) days or more in payments to the Company or a Subsidiary of the Company;

         (f) Gross Real Estate Investments relating to Controlled Limited Partnerships which exceed fifteen percent (15%) of the Company's Gross Real Estate Investments; and

         (g) any Investment which is not located within the United States of America.

         Section 1.38. "Environmental Laws" means any and all Laws of any Tribunal pertaining to the environment, including without limitation, the federal Clean Water Act, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), and as may be further amended (all together herein called "CERCLA"), the Federal Water Pollution Control Amendments, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, and any comparable or similar environmental laws of any state in which the Company, a Subsidiary of the Company or Operator owns or operates a Facility. Likewise, the terms "hazardous substance," "release," and "threatened release" herein referenced in connection with Environmental Laws shall have the meanings specified in CERCLA and the terms "solid waste" and "dispose" (or "disposed") shall have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment, and provided further that, to the extent the laws of any state which are applicable to a specific Facility and which establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply with respect to such Facility.

         Section 1.39. "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Section 1.40. "Eurodollar Office" means, initially, Fleet's office in Boston, Massachusetts, and thereafter such other office or offices of the Agent or its Bank Affiliates (as designated from time to time by notice from the Agent) through which the LIBOR Rate is determined. A Eurodollar Office may be, at the option of the Agent, either a domestic or a foreign office.

         Section 1.41. "Event of Default" has the meaning ascribed to it in
Section 10 hereof.

         Section 1.42. "Expected Loan Date" has the meaning ascribed to it in
Section 2.1.5. hereof.

         Section 1.43. "Facility" or "Facilities" means a health care facility (including, but not limited to, long-term care and retirement living facilities, psychiatric and rehabilitation hospitals, alcohol and substance abuse treatment facilities and medical office buildings), whether already existing or under construction, owned (whether through fee simple title ownership or pursuant to rights as lessee under a long-term ground lease) by the Company, a Company Limited Partnership, a Controlled Limited Partnership or any Subsidiary of the Company or upon which the Company, a Company Limited Partnership, a Controlled Limited Partnership or any Subsidiary of the Company holds a Mortgage.

         Section 1.44. "Federal Funds Effective Rate" means for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

         Section 1.45. "Fees" means the Unused Fee and any and all commission, issuance and other fees, if any, payable hereunder or under a separate Reimbursement Agreement in respect of a Letter of Credit.

         Section 1.46. "Financial Statement" or "Financial Statements" means, as of any date, or with respect to any period, as applicable, a financial report or reports consisting of (i) a balance sheet; (ii) an income statement; (iii) a statement of cash flow; (iv) a statement of retained earnings (if prepared by the Company); and (v) changes in stockholders' equity.

         Section 1.47. "Fixed Charge Coverage" means, with respect to any Facility, Pooled Facilities or Pooled Guaranteed Facilities, the ratio of (x) pre-tax net income plus Operator Interest Expense, Mortgage Expense (but excluding therefrom any amounts relating to principal), Lease Rental Expense, depreciation and amortization on the Facility, Pooled Facilities or Pooled Guaranteed Facilities, management fees and any revenues from prior period adjustments relating to the settlement, filing or audit of cost reports less Imputed Management Fees to (y) the sum of Operator Interest Expense (but excluding therefrom Operator Interest Expense, the payment of which is subordinated to the payment of Indebtedness owing to the Company or to a Subsidiary of the Company), Mortgage Expense, Lease Rental Expense, and current maturities of Indebtedness of the Operator (other than Indebtedness relating to a Mortgage) which are not subordinated to the Company or a Subsidiary of the Company, all of the foregoing calculated on a year-to-date basis by reference to the period commencing on the first day of the fiscal year for which such calculation applies.

         Section 1.48. "Funded Debt" shall mean and include, without duplication,

         (i) any obligation payable more than one (1) year from the date of creation thereof which, under GAAP, is shown on a balance sheet of a Person as a liability (including capitalized lease obligations and excluding reserves to the extent that such reserves do not constitute an obligation),

         (ii) Indebtedness payable more than one (1) year from the date of creation thereof which is secured by any Lien on property owned by the Company or any Subsidiary, whether or not the Indebtedness secured thereby shall have been assumed by the Company or such Subsidiary,

         (iii) Guarantees (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person,

         (iv) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses,

         (v) obligations under any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered,

         (vi) obligations under any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor,

         (vii) obligations under any contract for the sale or use of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services, or the use thereof, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person,

         (viii) any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of the Company of real property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary, and

         (ix) obligations under any other contract which, in economic effect, is substantially equivalent to a Guarantee.

         Section 1.49. "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

         Section 1.50. "Gross Real Estate Investments" means, as of any date as of which the amount thereof shall be determined, an amount equal to the purchase price of Facilities owned by, or the amount of the Company's or any Subsidiary of the Company's investment in Facilities leased by, the Company or any Subsidiary of the Company plus the outstanding principal amount of Mortgages encumbering Facilities which are owned by Persons other than the Company as of such date.

         Section 1.51. "Guarantees" means, as applied to the Company and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of any other Person (except those made to or by the Company or any Subsidiary with respect to an underlying obligation of the Company, any Subsidiary, any Company Limited Partnership or any Controlled Limited Partnership), whether or not reflected on the balance sheet of the Company or its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

         Section 1.52. "Guarantees Outstanding" means, as of any date as of which the amount thereof shall be determined, the aggregate amount of Guarantees with respect to which the Company is liable or obligated (but not including Permitted Guarantees) as of such date.

         Section 1.53. "Guaranty" has the meaning ascribed to it in Section
2.2.10. hereof.

         Section 1.54. "Hazardous Materials" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or terms of similar import under any Environmental Laws; (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (a) poses a hazard to human health or the environment or (b) causes any of any properties or assets of the Company or its Subsidiaries to be in violation of any Environmental Laws; (iii) asbestos in any form, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (iv) to the extent prohibited or required to be mitigated by any Environmental Laws, lead in paint, plaster or other accessible materials and (v) any other chemical, material or substance, exposure to, or disposal of, which is now or hereafter prohibited, limited or regulated by any Tribunal but shall not mean cleaning agents, pharmaceuticals and petroleum products in such quantities and concentrations as are customarily used in connection with the operation and maintenance of health care facilities and which are used in compliance with applicable Environmental Laws.

         Section 1.55. "Imputed Management Fees" means, for any period, an amount equal to five percent (5%) of the net revenues of a Facility.

         Section 1.56. "Indebtedness" means any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) but excluding Guarantees.

         Section 1.57. "Insurance" has the meaning ascribed to it in Section 7.3.(c) hereof.

         Section 1.58. "Interest Expense" for any period shall mean, on a consolidated basis, the sum of all interest on, and all amortization of debt discount and expenses on, all Indebtedness of the Company and its Subsidiaries or the Operating Company and its Subsidiaries, as applicable, outstanding at any time during such period.

         Section 1.59. "Interest Period" means, (i) with respect to each LIBOR Loan, the period commencing on the date of the making or continuation of, or conversion to, such Loan and ending one (1), two (2), or three (3) months thereafter, as the Company may elect in the applicable Notice of Borrowing or Notice of Continuation or Conversion and (ii) with respect to a Prime Rate Loan, the period commencing on the date of the making of such Loan and the date on which the Prime Rate Loan is repaid or the Company elects, in accordance with this Agreement, to convert such Loan to a LIBOR Loan;

provided, however, that:

               (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period applicable to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

               (iii) any Interest Period that would otherwise end after the Scheduled Maturity Date shall end on the Scheduled Maturity Date;

               (iv) notwithstanding clause (iii) above, no Interest Period applicable to a LIBOR Loan shall have a duration of less than one (1) month and if any Interest Period applicable to such Loan would be for a shorter Interest Period, such Interest Period shall not be available hereunder; and

               (v) if the Company fails to designate the length of the Interest Period with respect to a LIBOR Loan, then the period shall be thirty (30) days.

         Section 1.60. "Investment" or "Investments" means a Facility or a Mortgage, individually or collectively, as the case may be.

         Section 1.61. "Investment Amount" means, with respect to any individual Investment, the purchase price in the case of a Facility owned by the Company or a Subsidiary of the Company, the amount invested by the Company or a Subsidiary of the Company in the case of a Facility leased by the Company or any such Subsidiary or the outstanding principal amount in the case of a Mortgage.

         Section 1.62. "Investment Commitment" means a commitment, agreement or undertaking by the Company or a Subsidiary of the Company to acquire a Facility or to make or acquire a Mortgage.

         Section 1.63. "Investment Fee" means a fee paid by a third party to the Company or a Subsidiary of the Company as an inducement to the Company or a Subsidiary of the Company to make or issue an Investment Commitment.

         Section 1.64. "IRS" has the meaning ascribed to it in Section 3.4. hereof.

         Section 1.65. "Law" or "Laws" means all constitutions, treaties, statutes, laws, ordinances, codes, regulations, rules, orders, decisions, writs, injunctions, or decrees of the United States of America or any other Tribunal, now in effect and as hereafter amended, issued, promulgated, or otherwise coming into effect.

         Section 1.66. "Lease" means leases for Facilities for which the Company, a Subsidiary of the Company, a Company Limited Partnership or a Controlled Limited Partnership is the lessor or sublessor.

         Section 1.67. "Lease Rental Expense" means, for any period and with respect to any Facility, the total amount payable during such period by the lessee of such Facility to the Company or a Subsidiary of the Company, including, without limitation, (a) base rent (as adjusted from time to time), plus (b) all incremental charges to which the Facility is subject under the lease relating thereto, plus (c) in the case of ground leases, any other amounts payable thereunder to the Company or a Subsidiary of the Company under the lease relating thereto.

         Section 1.68. "Legal Impediment" has the meaning ascribed to it in
Section 2.3.4.(ii)(A) hereof.

         Section 1.69. "Legal Requirements" means all Laws, and all recorded or unrecorded agreements, covenants, restrictions, easements or conditions (including any requirement of any insurance or surety company or any board of fire underwriters), as now in effect and as hereafter amended, issued, promulgated, or otherwise coming into effect.

         Section 1.70. "Letter of Credit" or "Letters of Credit" means any letter(s) of credit or confirmation(s) thereof issued under this Agreement or a separate Reimbursement Agreement for the account of the Company, any Subsidiary or any Affiliate of the Company and shall include any Letter of Credit as it may be amended, modified, renewed or extended from time to time.

         Section 1.71. "Letter of Credit Application" has the meaning ascribed to it in Section 2.2.2. hereof.

         Section 1.72. "Letter of Credit Participation" has the meaning set forth in Section 2.2.3. hereof.

         Section 1.73. "Letter of Credit Termination Date" has the meaning ascribed to it in Section 2.2.6. hereof.

         Section 1.74. "LIBOR Base" means the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percentage point (1%) shown on the display referred to as the "LIBOR page" (or any display substituted therefor) of the Telerate U.S. Domestic Money Service transmitted through the Telerate monitor system as being the respective rates at which U.S. dollar deposits would be offered two (2) Business Days prior to the beginning of the relevant Interest Period by the principal London offices of each of the banks named thereon to major banks in the London interbank Eurodollar market where the Eurodollar Office is located at the Relevant Local Time for delivery on the first day of such Interest Period for the number of days comprised therein and in the amount of the principal amount of the applicable LIBOR Loan.

         Section 1.75. "LIBOR Loan" means a Loan bearing interest at the LIBOR Rate.

         Section 1.76. "LIBOR Margin" means, as of any date as of which the amount thereof shall be determined, an amount determined by reference to the Rating as follows:

               (i) If the Rating is A-/A3, then the Libor Margin shall be one-half of one percentage point (.5%); and

               (ii) If the Rating is BBB+/Baa1, then the Libor Margin shall be five-eighths of one percentage point (.625%); and

               (iii) If the Rating is BBB/Baa2, then the Libor Margin shall be three-quarters of one percentage point (.75%); and

               (iv) If the Rating is BBB-/Baa3, then the Libor Margin shall be seven-eighths of one percentage point (.875%); and

               (v) If the Rating is less than BBB-/Baa3, then the Libor Margin shall be one and one-half percentage points (1.5%).

               Section 1.77. "LIBOR Rate" means, with respect to each Interest Period, the rate per annum equal to the sum of:

         (A) (i) the LIBOR Base for such Interest Period divided by (ii) a percentage equal to one hundred percent (100%) minus the maximum reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirements (including, without limitation, any basic, supplemental, marginal or emergency reserve requirements) for the Agent in respect of liabilities or assets consisting of or including Eurocurrency liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the Interest Period; and

         (B) the LIBOR Margin.

         Section 1.78. "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a financing lease or any analogous arrangements in a Person's properties or assets, intended as, or having the effect of, security, whether voluntary or involuntary.

         Section 1.79. "Line of Credit" has the meaning ascribed to it in
Section 2.1.1. hereof.

         Section 1.80. "Liquid Assets" means the aggregate cash and cash equivalents possessed by the Company and its Subsidiaries or the Operating Company and its Subsidiaries, as applicable, as of such date on a consolidated basis.

         Section 1.81. "Litigation" means any proceeding, claim, suit, action, case or investigation by, before or involving any Tribunal.

         Section 1.82. "Loan" means any Revolving Loan.

         Section 1.83. "Loan Account" has the meaning ascribed to it in Section
2.1.8. hereof.

         Section 1.84. "Loan Documents" means this Agreement, the Notes, and the Other Documents.

         Section 1.85. "Loans" means the Revolving Loans.

         Section 1.86. "Majority Banks" means, as of any date, any combination of the Banks which hold in excess of sixty-six and two thirds percent (66.66%) of the Outstanding Amount as of such date, and if there shall be no Outstanding Amount as of such date, any combination of the Banks possessing in excess of sixty-six and two thirds percent (66.66%) of the then aggregate Commitment Percentages.

         Section 1.87. "Material Adverse Effect" means an effect resulting from any circumstance or event of whatever nature (including any adverse determination in any Litigation) which does, or could reasonably be expected to, materially and adversely (i) impair the validity or enforceability of this Agreement, the Notes or the Other Documents, (ii) impair the ability of the Company to pay or perform the Obligations, (iii) cause an Event of Default or
(iv) affect the business operations or financial condition of the Company taken as a whole.

         Section 1.88. INTENTIONALLY LEFT BLANK

         Section 1.89. "Meditrust" has the meaning ascribed to it in the Preamble hereof.

         Section 1.90. "Modified Operating Cash Flow" shall mean, for any period, the sum of (a) Net Earnings for such period, (b) any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), (c) depreciation and amortization and (d), where applicable, Investment Fees received in cash during such period minus the amortized amount of all Investment Fees included in Net Earnings for such period, all of the foregoing determined on a consolidated basis.

         Section 1.91. "Mortgage" or "Mortgages" means the mortgages of any real estate which is a Facility or part of a Facility and for which the Company or a Subsidiary of the Company is the mortgagee, whether or not the Company or a Subsidiary of the Company has sold third party participations in such Mortgages.

         Section 1.92. "Mortgage Expense" means, for any period and with respect to any Facility, the total amount payable during such period by the mortgagor of such Facility to the Company, a Subsidiary of the Company or any third party under any participating agreement relating to a Mortgage, including, without limitation, (a) interest and principal (as adjusted from time to time) plus (b) all incremental charges to which the Facility is subject under the Mortgage.

         Section 1.93. "Net Earnings" means, for any period, the consolidated net earnings of the Company or the Operating Company, as applicable, during such period as determined in accordance with GAAP.

         Section 1.94. "Note" or "Notes" means any Revolving Credit Note and collectively the Revolving Credit Notes.

         Section 1.95. "Notice of Borrowing" has the meaning ascribed to it in
Section 2.1.4. hereof.

         Section 1.96. "Notice of Continuation or Conversion" has the meaning ascribed to it in Section 2.3.2. hereof.

         Section 1.97. "Notice of Default" has the meaning ascribed to it in
Section 10.5. hereof.

         Section 1.98. "Obligations" means any and all loans, advances, indebtedness, liabilities, obligations, covenants or duties of the Company to the Agent, any Agent Affiliate, the Banks or any Bank Affiliate under this Agreement, the Notes or the Other Documents.

         Section 1.99. "Operating Cash Flow" shall mean, for any period, the sum of (a) Net Earnings for such period, (b) depreciation and amortization and (c), where applicable, Investment Fees received in cash during such period minus the amortized amount of all Investment Fees included in Net Earnings for such period, all of the foregoing determined on a consolidated basis.

         Section 1.100. "Operating Company" means Meditrust Acquisition Company and, following the effective date of the merger between Meditrust Acquisition Company and Santa Anita Operating Company, any corporation or entity surviving such merger.

         Section 1.101. "Operating Facilities" shall mean any Facility, Pooled Facilities or Pooled Guaranteed Facilities which are not Construction Investments and which are currently operating in accordance with all applicable Laws.

         Section 1.102. "Operator" means the lessee or sublessee of a Facility owned or leased by the Company or a Subsidiary of the Company, a Company Limited Partnership or a Controlled Limited Partnership and also means the mortgagor or lessee or sublessee of a Facility which is subject to a Mortgage to the extent that such entity controls the operation of such Facility.

         Section 1.103. "Operator Interest Expense" means, for any period, the sum of all interest on, and all amortization of debt discount and expenses on, all Indebtedness of an Operator outstanding at any time during such period but excluding any amounts which constitute Mortgage Expense.

         Section 1.104. "Other Documents" means the Guaranty, the Letter of Credit Applications, the Letters of Credit, any Reimbursement Agreement and any other document, guarantee, agreement or instrument now or hereafter executed by the Company or any of its Subsidiaries in connection with the Loans and the Letters of Credit, as renewed, extended, amended, supplemented, increased, modified, or replaced.

         Section 1.105. "Outstanding Amount" means, as of any date as of which the amount thereof shall be determined, the aggregate outstanding principal amount of (i) the Line of Credit, (ii)Credits Outstanding and (iii) the Reimbursement Obligations, all as of the date of determination.

         Section 1.106. "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or part of its functions under ERISA.

         Section 1.107. "Permitted Guarantees" means:

         (a) Guarantees in favor of the Agent, the Banks or any Bank Affiliates including the Guaranty;

         (b) Guarantees existing on the date of this Agreement and Disclosed on
Schedule 1.107. attached hereto or in the Financial Statements referred to in
Section 3.8 hereof or in favor of Subsidiaries of the Company;

         (c) Guarantees resulting from the endorsement of negotiable instruments of collection in the ordinary course of business;

         (d) Guarantees of the Company and its Subsidiaries with respect to surety, appeal, performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) in the aggregate;

         (e) Guarantees of normal trade debt relating to the acquisition of goods and supplies; and

         (f) Guarantees relating to Permitted Indebtedness described in subsections (a) and (b) of Section 8.1.

         Section 1.108. "Permitted Indebtedness" has the meaning ascribed to it in Section 8.1. hereof.

         Section 1.109. "Permitted Investments" means:

         (a) Obligations of the United States of America or any department or agency thereof, and obligations guaranteed by the United States of America, in each case due within one year from the date of purchase and payable in the United States in United States dollars,

         (b) Prime Commercial Paper which is rated P-1 by Moody's Investors Service, Inc. ("Moody's") or A-1 by Standard & Poor's Corporation ("S&P"), bankers acceptances and certificates of deposit in United States commercial banks or foreign banks with United States branches (having capital resources in excess of ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00) and having a long-term certificate of deposit rating of either A-1 by Moody's or A+ by S&P),

         (c) Repurchase agreements of United States commercial banks or brokerage institutions or foreign banks with United States branches (any such bank or institution having capital resources in excess of TWO HUNDRED FIFTY MILLION AND NO/100

DOLLARS ($250,000,000.00)), in respect of the certificates and obligations referred to in clause (b) above, provided that any such repurchase agreement (x) has a term of less than one year and (y) is fully collateralized, and

         (d) Long-term corporate bonds with respect to which the Company or a Subsidiary of the Company has the option, granted by a brokerage institution having capital resources in excess of TWO HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($250,000,000.00) and having a long-term debt rating of either A-1 by Moody's or A+ by S&P, to require such brokerage institution to repurchase such bonds at par within twelve (12) months following acquisition thereof by the Company or a Subsidiary of the Company, provided that any such bond (x) may only be held during the time that the Company or a Subsidiary of the Company is entitled to the benefit of the repurchase option with respect to such bond, and
(y) must be rated at least BBB- by S&P, and Baa3 by Moody's (provided that no such bond is required to be rated by both S&P and Moody's).

         Section 1.110. "Permitted Liens" has the meaning ascribed to it in
Section 8.2. hereof.

         Section 1.111. "Permitted Operating Company Acquisitions" means the acquisition, by the Operating Company or any Subsidiary of the Operating Company, of any other legal entity.

         Section 1.112. "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature, whether public or private.

         Section 1.113. "Plan" means, at any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group or (ii) if such plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one (1) employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five
(5) plan years made contributions.

         Section 1.114. "Pooled Facilities" means three or more Operating Facilities having an aggregate appraised value of at least TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), (i) the debt financings or leases of which are cross defaulted and, with respect to Mortgages, cross collateralized and (ii) which are commonly owned or operated by any Person or Affiliate of such Person.

         Section 1.115. "Pooled Guaranteed Facilities" means three or more Operating Facilities having an aggregate appraised value of at least TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), which are commonly owned or operated by any Person or Affiliate of such Person and the debt financings or leases of which are subject to a valid, binding and enforceable unconditional guarantee of payment from such Person or Affiliate of such Person which commonly owns or operates such Facilities.

         Section 1.116. "Prime Rate" means the rate of interest then announced from time to time by the Agent as its prime rate of interest; provided, however, that if, at any time, the Rating shall ever be less than BBB- or Baa3, then the Prime Rate shall mean the rate of interest announced by the Agent as its prime rate of interest plus one-quarter of one percentage point (.25%). The Prime Rate shall be adjusted automatically as of the effective date of any change in the prime rate of interest announced by the Agent.

         Section 1.117. "Prime Rate Loan" means a Loan bearing interest at a rate equal to the Prime Rate.

         Section 1.118. "Qualified Appraisal" means an appraisal independently and impartially prepared by a qualified appraiser retained or approved in writing by the Agent and having substantial experience in the appraisal of health care facilities and conforming to Uniform Standards of Professional Appraisal Practice ("USPAP") adopted by the Appraisal Standards Board of the Appraisal Foundation.

         Section 1.119. "Rating" means the higher two ratings established from time to time by either Standard & Poors Corporation, Moody's Investors Service Inc. and Duff & Phelps Ratings Group for senior, unsecured non-credit-enhanced long-term indebtedness of the Company.

         Section 1.120. "Register" has the meaning ascribed to it in Section
12.2. hereof.

         Section 1.121. "Reimbursement Agreement" means any agreement with respect to a Letter of Credit which establishes terms for the reimbursement of Drawings thereunder which are different from those set forth in Section 2.2.4.(A) hereof or which establish rates of interest for Drawings thereunder which are different from those applicable to Revolving Loans.

         Section 1.122. "Reimbursement Obligations" means the obligation of the Company or any Subsidiary of the Company to reimburse any issuer of any Letter of Credit for (i) any Drawing honored by such issuer in accordance with Section
2.2.4. hereof or any separate Reimbursement Agreement relating thereto, plus interest accrued on such Drawing, and (ii) the fees set forth in Section 2.4.3. hereof or any separate Reimbursement Agreement relating thereto and the amount of any third party, out-of-pocket taxes, fees, charges or other reasonable costs and expenses whatsoever, including reasonable attorneys' fees (collectively, "Expenses"), incurred by such issuer, the Agent or any Bank in connection with such Drawing (including, but not limited to, expenses in determining the issuer's obligation to honor such Drawing).

         Section 1.123. "REIT" means a "real estate investment trust," as such term is defined in Section 856 of the Code.

         Section 1.124. "Release" means any release, emission, disposal, leaching, or migration into the environment (including, without limitation, the abandonment or improper disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials), or into or out of any property owned, occupied or used by the Company or any of its Subsidiaries.

         Section 1.125. "Relevant Local Time" means 10:00 a.m. local time in the place where the Eurodollar Office is located.

         Section 1.126. "Reportable Event" means any of the events described in
Section 4043(b) of ERISA.

         Section 1.127. "Request" has the meaning set forth in Section 2.5.6. hereof.

         Section 1.128. "Revolving Credit Note" and "Revolving Credit Notes" have the meanings ascribed to them in Section 2.1.9. hereof.

         Section 1.129. "Revolving Loan" means any loan or advance which the Company requests pursuant to Section 2.1.1. hereof and Drawings deemed to create Revolving Loans under Section 2.2.4. hereof (which shall not otherwise be considered to be Reimbursement Obligations).

         Section 1.130. "Revolving Loans" means each group of Revolving Loans requested by the Company and made by the Agent for the accounts of the Banks under Section 2.1.1. hereof or deemed made under Section 2.2.4. hereof.

         Section 1.131. "Santa Anita Merger" means, collectively, the merger between Meditrust and Santa Anita Realty Enterprises, Inc., the merger between Meditrust Acquisition Company and Santa Anita Operating Company and all associated and related transactions.

         Section 1.132. "Scheduled Maturity Date" has the meaning ascribed to it in Section 2.1.12. hereof.

         Section 1.133. "SEC" means the United States Securities and Exchange Commission or any successor agency or body.

         Section 1.134. "Solvent" means, when used with respect to any Person, that as of the date as to which the Person's solvency is to be determined:

               (a) it has sufficient capital to conduct its business; and

               (b) it is able to meet its debts as they mature.

         Section 1.135. "Subsidiary" means, in the case of the Company, any corporation or other entity, including Company Limited Partnerships but excluding Controlled Limited

Partnerships, of which fifty percent (50%) or more of the outstanding voting stock or interests are owned or controlled directly or indirectly by the Company or one or more of its Subsidiaries and, in the case of any other Person, any Person of which fifty percent (50%) or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such Person is held or controlled by another Person or a Subsidiary of such other Person; or any other organization the management of which is directly or indirectly controlled by another Person or Subsidiary of such other Person through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which a Person has more than a fifty percent (50%) ownership interest. The term "control" (and its correlative meanings "controlled by" and "under common control with") as used in this
Section 1.135. means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

         Section 1.136. "Tangible Net Worth" means, as of any date of which the amount thereof shall be determined, the excess of (a) the sum of (i) the par value (or value stated on the books of the Company or the Operating Company, as applicable) of the shares of beneficial interest or stock of the Company or the Operating Company, as applicable, plus (or minus, in the case of a surplus deficit) and (ii) the amount of the consolidated surplus, whether capital or earned, of the Company or the Operating Company, as applicable, over (b) the sum of treasury stock, goodwill, intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses and any write-up in the value of assets, all of the foregoing determined on a consolidated basis.

         Section 1.137. "Total Capital" means, as of any date as of which the amount thereof shall be determined, the sum of (i) the Company's Funded Debt plus (ii) the Company's Tangible Net Worth as of such date, all of the foregoing determined on a consolidated basis.

         Section 1.138. "Total Liabilities" means as of any date all of the Company's or the Operating Company's, as applicable, liabilities that should, in accordance GAAP, be classified as total liabilities on a balance sheet of the Company or the Operating Company, as applicable, prepared as of such date, all of the foregoing determined on a consolidated basis.

         Section 1.139. "Tribunal" means any state, commonwealth, country, municipal, federal, foreign, territorial or other governmental body, court, administrative department, commission, board, bureau, district, authority, agency, or instrumentality, or any arbitration authority.

         Section 1.140. "Uniform Customs and Practices" means the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and any successor thereto.

         Section 1.141. "Unsecured Indebtedness" means Indebtedness of the Company other than Indebtedness under the Line of Credit and the Via Banque Credit Facility which is not secured by any Lien.

         Section 1.142. "Unused Commitment" means, in the case of each Bank, as of the date as of which the amount thereof shall be determined, the positive difference, if any, between (i) the amount of such Bank's Commitment as of such date and (ii) the aggregate outstanding principal amount of Revolving Loans, Credits Outstanding and Reimbursement Obligations made by, with respect to or allocable to (based on such Bank's Commitment Percentage) such Bank as of such date.

         Section 1.143. "Unused Combined Commitment Amount" means, as of any date as of which the amount thereof shall be determined, the positive difference, if any, between (i) the Combined Commitment Amount as of such date and (ii) the Outstanding Amount as of such date.

         Section 1.144. "Unused Fee" has the meaning ascribed to it in Section
2.4.1. hereof.

         Section 1.145. "Via Banque" means Via Banque, a banking corporation organized under the laws of the Republic of France.

         Section 1.146. "Via Banque Amount" means, as of any date as of which the amount thereof shall be determined, the principal amount of Indebtedness outstanding under the Via Banque Credit Facility.

         Section 1.147. "Via Banque Credit Facility" means the credit facility provided to the Company by Via Banque in the original principal amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) as of December 12, 1996, as amended and in effect from time to time.

         Section 2. THE CREDIT FACILITIES

         Section 2.1. The Line of Credit.

         Section 2.1.1. Revolving Loans. Subject to the terms and conditions contained in this Agreement, the Banks agree to extend to the Company a line of credit and each Bank severally agrees to lend to the Company, and the Company may borrow, repay and reborrow, on a revolving basis, in one (1) or more Revolving Loans from time to time during the period commencing after the Closing Date and continuing through the close of business on the Scheduled Maturity Date, amounts which are at least TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) and in integral multiples of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) thereafter (except that no Letter of Credit need be in any specific amount) and which, together with the Outstanding Amount, do not exceed (after giving effect to all amounts requested) in the aggregate at any one time outstanding the lesser of the Combined Commitment Amount or the Borrowing Base in effect from time to time (the "Line of Credit"). Notwithstanding any provision of this Agreement to the contrary, all Revolving Loans, all Credits Outstanding and any unpaid Reimbursement Obligations shall constitute one obligation of the Company to the Banks. Each Bank's obligation to make Revolving Loans hereunder (i) shall terminate on the Scheduled Maturity Date or any earlier date as may be provided for in this Agreement and (ii) is limited to the amount of its Commitment minus its proportionate share (based on its Commitment Percentage) of (a) Credits Outstanding and (b) unpaid Reimbursement Obligations.

         Section 2.1.2. Use of Proceeds. The proceeds from the Revolving Loans shall be used by the Company solely (a) to acquire Facilities; (b) to fund Construction Investments; (c) to extend or acquire loans secured by Mortgages;
(d) for general corporate purposes of the Company but not the Operating Company;
(e) to fund the Reimbursement Obligations; (f) to extend loans to the Operating Company, the proceeds of which are to be used by such Operating Company solely for Permitted Operating Company Acquisitions in compliance with Section 8.3(j) hereof; and (g) to finance the purchase of shares of stock of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company in connection with the Santa Anita Merger.

         Section 2.1.3. Calculation of the Borrowing Base. The Borrowing Base shall be calculated by reference to the most recent Borrowing Report delivered by the Company under Section 7.1.(c) hereof. The Company shall calculate the Borrowing Base on a quarterly basis and the Company shall immediately notify the Agent when the Outstanding Amount exceeds the available Borrowing Base and shall pay any excess in accordance with Section 2.1.14. hereof. The Company may request that it receive a Revolving Loan in excess of the amount which would be available under the most recent Borrowing Report delivered by the Company; provided, however, that the Company shall provide the Agent with evidence set forth in a new Borrowing Report to be delivered with such request that, on a pro forma basis, the inclusion of the value of new or reappraised Facilities will be sufficient to increase the Borrowing Base so as to permit the requested borrowing. The acceptance or rejection of any such request or any calculation of the Borrowing Base shall be within the reasonable discretion of the Majority Banks.

         Section 2.1.4. Notice of Borrowing. Whenever the Company desires to obtain a Revolving Loan, and, in any case, promptly after receiving notice from the Agent of the making of a Revolving Loan in accordance with the terms hereof by reason of a Drawing, the Company shall notify the Agent (which notice shall be irrevocable) by telex, telegraph or telephone received no later than 11:00 a.m. (Hartford, Connecticut time) on the date one (1) Business Day before the date of the requested Revolving Loan in the case of a Prime Rate Loan and no later than 3:00 p.m. (Hartford, Connecticut time) on the date three (3) Business Days before the date of the requested Revolving Loan in the case of a LIBOR Loan. Such notice shall specify: (i) the effective date and amount of the requested Revolving Loan; (ii) the interest rate option to be applicable thereto; and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period). Each such notification shall be immediately followed by a written confirmation thereof by the Company in substantially the form of Exhibit A attached hereto (the "Notice of Borrowing"); provided, however, that if such written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall control absent manifest error. Notwithstanding the foregoing, no Revolving Loan shall be made unless at the time thereof:

               (a) no Default or Event of Default shall exist; and

               (b) as of the date of making such Revolving Loan, no event, circumstance or condition shall exist or shall have occurred and be continuing which has a Material Adverse Effect.

In addition, the Agent shall only be required to advance in connection with any Notice of Borrowing an amount up to the total amount of funds made available to the Agent by the Banks in accordance with Section 2.1.5. relating to such Notice of Borrowing (but this condition shall not be construed as affecting in any manner any Bank's obligation to make funds available in accordance with such
Section 2.1.5.).

         Section 2.1.5. Funding of Revolving Loans. The Agent shall notify each Bank of its receipt of a Notice of Borrowing and the date that the Agent intends to make the Revolving Loan (the "Expected Loan Date") no later than 3:00 p.m. (Hartford, Connecticut time) on the date on which the Agent receives a Notice of Borrowing in the case of Prime Rate Loans and 11:00 a.m. (Hartford, Connecticut time) on the date immediately succeeding the date on which such Notice of Borrowing is received in the case of LIBOR Loans. The Expected Loan Date shall be no earlier than one (1) Business Day after the delivery of such notice by the Agent in the case of Prime Rate Loans and two (2) Business Days after the delivery of such notice by the Agent in the case of LIBOR Loans. Not later than 12:00 noon (Hartford, Connecticut time) on the Expected Loan Date, each Bank shall make available to the Agent, at the Agent's head office, in immediately available funds, such Bank's pro rata share of such Revolving Loan (determined as provided in Section 2.1.6. hereof).

         Section 2.1.6. Relationship of Revolving Loans to Commitment Amount. Each Revolving Loan under Section 2.1.1. hereof shall consist of a Revolving Loan by each Bank in respect of its Commitment, which Revolving Loan shall be made by each Bank in the proportion that such Bank's Commitment bears to the Combined Commitment Amount; provided, that if at any time prior to the Scheduled Maturity Date, for any reason, the proportion that any Bank's Unused Commitment bears to the Unused Combined Commitment Amount is not equal to the proportion that the Commitment of such Bank bears to the Combined Commitment Amount, then each such Bank shall promptly purchase or sell, as may be necessary, participations in the Revolving Loan held by the other Banks in such amounts as will (but only if and to the extent that the purchase of such participations would not cause any Bank to have outstanding Revolving Loans in an amount in excess of its Commitment and would not cause any Bank to exceed its lending limit or to violate any other legal requirement to which it is subject), and make such other adjustments from time to time as shall be necessary to, cause the proportion that such Bank's Unused Commitment bears to the Unused Combined Commitment Amount to be equal to the proportion that such Bank's Commitment bears to the Combined Commitment Amount. Nothing in this Section shall be construed as requiring any Bank to, and no Bank shall be required to, lend a dollar amount in excess of the dollar amount of its Commitment, whether by reason of any other Bank failing to fund its proportionate share of any Revolving Loan, or otherwise.

         Section 2.1.7. Failure to Honor Commitment. The failure of any Bank to make available its proportionate share of any Revolving Loan with respect to any Commitment on the date specified therefor shall not relieve any other Bank of its respective obligation to make available its share of the Revolving Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make available such other Bank's proportionate share of the Revolving Loan with respect to any Commitment, the Company agreeing that each Bank's Commitment is and shall be a several, but not joint, obligation.

         Section 2.1.8. The Loan Account. Each Revolving Loan shall be recorded in an account on the books of the Agent bearing the Company's name (the "Loan Account"). There shall also be recorded in the Loan Account all prepayments and payments made by the Company in respect of the Line of Credit and other appropriate debits and credits as herein provided. The Agent shall render and send to the Company on a monthly basis a statement of the Loan Account showing the respective outstanding principal balance of the Line of Credit, together with interest and other appropriate debits and credits as of the date of the statement. The statement of the Loan Account shall be considered correct in all respects and accepted by and be conclusively binding upon the Company unless the Company makes specific written objection thereto within sixty (60) days after the date the statement of the Loan Account is sent.

         Section 2.1.9. Revolving Credit Notes. On the Closing Date, the Company shall issue to the Banks promissory notes executed in substantially the form attached hereto as Exhibit B (individually a "Revolving Credit Note" and collectively the "Revolving Credit Notes"), with all blanks therein appropriately completed. The Revolving Credit Notes shall evidence the obligation of the Company to repay to the Banks all Revolving Loans made by the Banks to the Company on account of the Banks' Commitments.

         Section 2.1.10. Payment of Principal. The aggregate unpaid principal amount of all Revolving Loans, together with accrued and unpaid interest thereon, as evidenced by the Revolving Credit Notes, and all Reimbursement Obligations, shall, unless sooner accelerated by the Banks following the occurrence of an Event of Default, be repaid by the Company on the Scheduled Maturity Date.

         Section 2.1.11. Interest Rates and Payments of Interest.

         (a) Each Revolving Loan which is a LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the LIBOR Rate. Such interest shall be payable (i) in arrears on the last Business Day of the Interest Period with respect thereto and (ii) when such LIBOR Loan is due (whether at maturity, by reason of acceleration or otherwise). In addition, upon any prepayment which has the effect of reducing the outstanding principal amount of any LIBOR Loan to zero (0), all accrued and unpaid interest in respect of such LIBOR Loan shall be payable at the time of any such prepayment.

         (b) Each Revolving Loan which is a Prime Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Prime Rate in effect from time to time. Such interest shall be payable (i) quarterly in arrears on the last day of each quarter commencing September 30, 1997 and continuing on each September 30, December 31, March 31 and June 30 thereafter and (ii) when such Revolving Loan is due (whether at maturity, by reason of acceleration or otherwise). In addition, upon any prepayment which has the effect of reducing the outstanding principal amount of any Prime Rate Loan to zero (0), all accrued and unpaid interest in respect of such Prime Rate Loan shall be payable at the time of any such prepayment.

         Section 2.1.12. Termination. The Line of Credit and the Banks' obligations to lend thereunder shall terminate on September 23, 1999 (the "Scheduled Maturity Date"), at which time all outstanding principal, accrued and unpaid interest and any other sums due and owing under the Line of Credit shall be immediately due and payable.

         Section 2.1.13. Renewal. This Agreement may be renewed upon the agreement of the Company and all of the Banks no later than March 23, 1999. If this Agreement shall be so renewed, the Scheduled Maturity Date shall be extended to September 23, 2001.

         Section 2.1.14. Mandatory Prepayments. The Company shall be required to pay to the Agent for the benefit of the Banks and to Via Banque on a pari passu and pro rata basis, as a prepayment in respect of outstanding Revolving Loans, one hundred percent (100%) of the net proceeds (defined as all proceeds received or to be received less customary transaction costs and expenses) from (i) sales or other dispositions of assets of the Company, including shares of stock of, and Indebtedness due and owing to, Subsidiaries of the Company, the aggregate proceeds of which are in excess of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) in the trailing twelve (12) month period, (ii) the creation or issuance of additional Indebtedness of the Company (except for loans and advances under the Via Banque Credit Facility) and (iii) the sale of additional equity securities or other ownership interests of the Company, said amount to be paid immediately upon the receipt of said proceeds unless such proceeds are to be used for the purposes set forth in Section 2.1.2 hereof within ten (10) Business Days of receipt. In addition, if it should be determined at any time that the Outstanding Amount exceeds the available Borrowing Base, the Company shall be required to prepay any such excess amount within five (5) Business Days following such determination. Further, if at any time the Outstanding Amount exceeds the Combined Commitment Amount in effect from time to time, any such excess amount shall be due and payable within five
(5) Business Days.

         Section 2.1.15. Reduction of Commitment. The Company may reduce any unused portion of the Combined Commitment Amount at any time upon ten (10) days prior written notice from the Company to the Agent; provided, however, that any such reduction shall be in an amount of at least FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or any multiple thereof and no such reduction shall be subject to reinstatement. Any such reduction in the Combined Commitment Amount shall reduce the Commitments of each of the Banks on a pro rata basis in accordance with their respective Commitment Percentages.

         Section 2.2. The Letters of Credit.

         Section 2.2.1. Issuance. The Agent hereby agrees, subject to and in accordance with the terms and conditions set forth in this Section 2.2., to issue, from time to time after the Closing Date and prior to the Letter of Credit Termination Date, Letters of Credit on behalf of the Banks for the account of the Company or a Subsidiary of the Company. Notwithstanding the foregoing, no Letter of Credit shall be issued unless at the time of such issuance:

               (a) the Majority Banks shall consent to the issuance of the requested Letter of Credit;

               (b) no Default or Event of Default shall exist;

               (c) no event, circumstance or condition shall exist or shall have occurred and be continuing which has a Material Adverse Effect;

               (d) the face amount of such Letter of Credit, when added to the Outstanding Amount hereof, does not exceed the lesser of the Combined Commitment Amount or the Borrowing Base; and

               (e) the Letter of Credit provides for an expiration date not later than the Scheduled Maturity Date.

Notwithstanding the foregoing, at no time shall the aggregate amount of Credits Outstanding and unpaid Reimbursement Obligations exceed TWENTY FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00).

         In connection with the issuance of any Letter of Credit, the Banks reserve the right to employ, and the Company shall have the right to request that the Banks' employ, a separate Reimbursement Agreement to set forth the terms and conditions to be applicable to such Letter of Credit; provided, however, that no separate Reimbursement Agreement shall contain or provide for any terms, conditions, covenants or Fees which are less favorable to the Banks than those contained in this Agreement.

         Section 2.2.2. Application. The Company or a Subsidiary of the Company shall request the issuance of a Letter of Credit by its execution and delivery to the Agent of an application in a form required by the Agent (the "Letter of Credit Application") at least thirty (30) Business Days before the date on which the requested Letter of Credit is to be issued, which shall be accompanied by a certification from a duly authorized officer of the Company or any such Subsidiary with respect to the same representations and warranties as are required to be certified in the Notice of Borrowing. If the Letter of Credit Application is acceptable to the Agent, in its reasonable discretion, and the conditions to the issuance of Letter of Credit set forth in Section 2.2.1. hereof have been satisfied, then the Agent shall prepare the Letter of Credit in a form acceptable to the Agent in accordance with the instructions set forth in the Letter of Credit Application and reasonably acceptable to the Company and provided that there is adequate availability under the Line of Credit as set forth in Section 2.1.1. above, issue the Letter of Credit to the Beneficiary of such Letter of Credit unless otherwise instructed by the Company or any such Subsidiary.

         Section 2.2.3. Letter of Credit Participation.

         (a) The Company and each Bank hereby acknowledge that each Letter of Credit issued by the Agent under this Agreement is issued by the Agent on behalf of all of the Banks. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand (in accordance with Section 2.2.5. hereof) for the amount of each Drawing honored by the Agent under each Letter of Credit to the extent that such amount has not previously been reimbursed by the Company (such agreement for a Bank being referred to herein as the "Letter of Credit Participation" of such Bank), and each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Company's Reimbursement Obligation under Section 2.2.4. hereof in an amount equal to such payment.

         (b) Each Bank shall share in any interest which accrues pursuant to
Section 2.2.4. hereof (from and including the date that such interest begins to accrue) and fees under Section 2.4.3. hereof in accordance with its participating interest.

         Section 2.2.4. Reimbursement of Drawings/Pay down of Credits Outstanding. The Company hereby acknowledges and agrees that it shall be obligated to reimburse, and shall thereupon reimburse, the Agent for any Drawing (or, in the case of subsection (A)(b) below, shall (i) repay any Revolving Loan made by reason of such Drawing or (ii) pay down Credits Outstanding):

     (A) With respect to any Letter of Credit issued without a separate Reimbursement Agreement:

         (a) except as provided in subsection (b) below, (I) on the Scheduled Maturity Date with respect to any Drawing made on or prior to the Scheduled Maturity Date, and (II) with respect to any Drawing made after the Scheduled Maturity Date, within one (1) Business Day after the Company shall have received notice from the Agent that any Drawing was honored; and

         (b) upon the termination of the obligation of the Banks to make Revolving Loans and to issue Letters of Credit, the termination of the Commitments by the Company or the acceleration of the Reimbursement Obligations hereof, in an amount equal to the sum of (i) Credits Outstanding as of such date (except to the extent that the Company returns or causes to have returned any Letter of Credit prior to a Drawing thereunder) plus (ii) the amount of all then unpaid Reimbursement Obligations.

     (B) With respect to any Letter of Credit issued with a separate Reimbursement Agreement, in accordance with the terms and provisions of such Reimbursement Agreement executed in connection therewith.

Nothing herein is intended to supersede any reimbursement directions contained in any separate Reimbursement Agreement executed in connection with any Letter of Credit. The

Company shall pay interest at the Default Rate on any amounts due and payable with respect to any Revolving Loan created under this Section 2.2.4. from the date such amounts are payable (whether at maturity, by acceleration or otherwise) after any applicable cure period and, in all events, regardless of any cure period, after the Scheduled Maturity Date, and until paid in full. In connection with any Reimbursement Obligation or other payment obligation created with respect to a Letter of Credit issued with a separate Reimbursement Agreement, from the date of creation of such obligation to the earlier of the date of payment thereof, the due date therefor or the Scheduled Maturity Date, such unpaid obligation shall bear interest and be payable strictly in accordance with the provisions of such Reimbursement Agreement and to the extent that any such Reimbursement Obligation or other obligation remains unpaid on the earlier of the due date therefor or the Scheduled Maturity Date, such unpaid obligation shall, on and after the earlier of the due date therefor or Scheduled Maturity Date, bear interest at the Default Rate.

Notwithstanding the foregoing, all Drawings on Letters of Credit issued without a separate Reimbursement Agreement which are honored prior to the Scheduled Maturity Date shall automatically be deemed Revolving Loans made under Section
2.1.1. and shall be subject to all the terms and conditions in this Agreement with respect to Revolving Loans; provided, however, that if the Company shall not have submitted a Notice of Borrowing with respect to such Drawing, such Revolving Loan shall be deemed to be a Prime Rate Loan by the Agent. Drawings under any Letter of Credit issued with a separate Reimbursement Agreement shall create a Reimbursement Obligation but shall not create a Revolving Loan hereunder unless requested by the Company or the separate Reimbursement Agreement so provides.

         Section 2.2.5. Letter of Credit Payments. If any Drawing shall be presented under any Letter of Credit, the Agent shall immediately notify the Company of the date and amount of the Drawing presented and of the date and time when the Agent expects to honor such Drawing. On the date of any such Drawing or the date of the creation of any Reimbursement Obligation which does not arise from a Drawing, the Agent shall notify the Banks no later than 3:00 p.m. (Hartford, Connecticut time) of the amount of any Revolving Loan or Reimbursement Obligation created by reason thereof. No later than 12:00 noon (Hartford, Connecticut time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Revolving Loan or unpaid Reimbursement Obligation (determined by multiplying such Bank's Commitment Percentage by the amount of such Revolving Loan or unpaid Reimbursement Obligation).

         Section 2.2.6. Termination of Obligation. The obligation of the Agent to issue Letters of Credit under this Section 2.2. or any separate Reimbursement Agreement shall terminate ninety (90) days prior to the Scheduled Maturity Date (the "Letter of Credit Termination Date").

         Section 2.2.7. Obligations Absolute. The obligations of the Company with respect to Letters of Credit issued under this Agreement and with respect to Reimbursement Obligations shall be unconditional and irrevocable, shall be paid strictly in accordance with the terms of this Agreement under all circumstances, shall rank pari passu with the obligation of the Company to repay the Loans and shall not be reduced by: (a) any lack of validity or enforceability of any document executed between the Company and a Beneficiary; (b) the existence of any claim, set-off, defense or other right which the Company or any Subsidiary may have at any time against a Beneficiary or any transferee of a Letter of Credit (or any Persons for which such Beneficiary or any such transferee may be acting), or against the Agent, any Bank or any Bank Affiliate or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; and (c) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, unless the Agent, any Bank or any Bank Affiliate acted with gross negligence or wanton or willful misconduct.

         Section 2.2.8. Indemnification. The Company hereby indemnifies and holds the Agent, the Banks, the Bank Affiliates and their directors, officers, employees and agents (collectively, the "Bank Agents"), harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable legal fees and expenses) which the Agent, any Bank, any Bank Affiliate or any Bank Agents may incur or which may be claimed against the Agent, any Bank, any Bank Affiliate or any Bank Agent by any Person by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make lawful payment under, a Letter of Credit; provided, however, that the Company shall not be required to indemnify either Agent, any Bank, any Bank Affiliate or any Bank Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by such Agent's, such Bank's, such Bank Affiliate's or Bank Agent's gross negligence or wanton and willful misconduct. Nothing in this Section 2.2.8. is intended to limit the Company's obligations hereunder. In case any claim is asserted or any action or proceeding is brought against the Agent, any Bank, any Bank Affiliate or any Bank Agent (an "Indemnified Party"), the Indemnified Party shall promptly notify the Company of such claim, action or proceeding and, at the option of the Indemnified Party, (i) such Indemnified Party may retain legal counsel, reasonably satisfactory to the Company, to represent it in such defense and the Company shall reimburse such Indemnified Party for its reasonable fees and expenses of such legal counsel or (ii) the Company shall resist, settle or defend with counsel reasonably acceptable to such Indemnified Party, such claim, action or proceeding. The Agent, any Bank, any Bank Affiliate and any Bank Agent shall cooperate and join with the Company, at the expense of the Company, as may be required in connection with any action taken or defended by the Company as provided herein.

         Section 2.2.9. Liability of the Banks. Any action, inaction or omission on the part of either Agent, any Bank or any Bank Affiliate under or in connection with a Letter of Credit issued hereunder or related instruments or documents, if not amounting to gross negligence or wanton or willful misconduct, shall be binding upon the Company, shall not place the Agent, the Banks or any Bank Affiliate under any liability to the Company or any Subsidiary, shall not affect, impair, or prevent the vesting of any of the Agent's, the Banks' or any Bank Affiliate's rights or powers hereunder or the Company's obligation to make full reimbursement to the Agent, the Banks and any Bank Affiliate. The Company assumes all risks of the acts or omissions of a Beneficiary or transferee of a Letter of Credit with respect to its use of the Letter of Credit. In furtherance of, and not in limitation of, the Agent's, the

Banks' or any Bank Affiliate's rights and powers under the Uniform Customs and Practices, but subject to all other provisions of this Section 2.2., it is understood and agreed that, unless resulting from gross negligence or wanton or willful misconduct of the Agent, the Banks or any Bank Affiliate, neither the Agent, the Banks nor any Bank Affiliate shall have any liability for and that the Company assumes all responsibility for: (a) the genuineness of any signature; (b) the form, correctness, validity, sufficiency, genuineness, falsification and legal effect of any draft, certification or other document required by a Letter of Credit and the authority of the person signing the same;
(c) the failure of any instrument to bear any reference or adequate reference to the Letter of Credit or the failure of any persons to note the amount of any instrument on the reverse of the Letter of Credit or to surrender the Letter of Credit or otherwise to comply with the terms and conditions of the Letter of Credit; (d) the good faith or acts of any Person other than the Agent, the Banks, any Bank Affiliate or any Bank Agents; (e) the existence, form, sufficiency or breach of or default under any other agreement or instrument of any nature whatsoever; (f) any delay in giving or failure to give any notice, demand or protest; and (g) any error, omission, delay in or nondelivery of any notice or other communication, however sent. The determination as to whether the required documents are presented prior to the expiration of a Letter of Credit issued hereunder and whether such other documents are in proper and sufficient form for compliance with the Letter of Credit shall be made by the Agent in its sole and absolute discretion, which determination shall be conclusive and binding upon the Company.

         Section 2.2.10. Guaranty. The Company shall unconditionally guarantee the payment and performance of the Reimbursement Obligations of each Subsidiary in respect of any Letter of Credit issued under this Agreement pursuant to a continuing guaranty agreement in the form attached hereto as Exhibit C (the "Guaranty").

         Section 2.3. Interest.

         Section 2.3.1. Calculation of Interest. Interest on Prime Rate Loans shall accrue on the basis of a three hundred sixty-five (365) day year and interest on LIBOR Loans shall accrue on the basis of a three hundred sixty (360) day year. In each case, interest shall be calculated according to the actual number of days elapsed during each accrual period.

         Section 2.3.2. Continuation or Conversion of Loans. The Company may continue or convert all or any part (in amounts which are at least TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) and in integral multiples of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00)) of any outstanding Revolving Loan into a Loan of any other type provided for in this Agreement in the same aggregate principal amount, on any Business Day (which, in the case of a conversion of a LIBOR Loan, shall be the last day of the Interest Period applicable to such Loan unless the Company shall prepay all Breakage Costs associated therewith). Whenever the Company desires to continue or convert a Revolving Loan, including a Revolving Loan resulting from a Drawing in accordance with the terms hereof, the Company shall notify the Agent (which notice shall be irrevocable) by telex, telegraph or telephone received no later than 11:00 a.m. (Hartford, Connecticut time) on the date one (1) Business Day before the date on which the Revolving Loan is to be continued or converted to a Prime Rate Loan and three (3) Business Days before the date on which the requested Revolving Loan is to be continued or converted to LIBOR Loan. Such notice shall specify: (i) the effective date and amount of each Revolving Loan or portion thereof to be continued or converted;
(ii) the interest rate option to be applicable thereto; and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period). Each such notification shall be immediately followed by a written confirmation thereof by the Company in substantially the form of Exhibit D attached hereto (the "Notice of Continuation or Conversion"); provided, however, that if such written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall control absent manifest error. On each date on which a Notice of Continuation or Conversion is delivered to the Agent, the Agent shall notify each Bank no later than 3:00 p.m. (Hartford, Connecticut time) of the receipt of such Notice of Continuation or Conversion.

         Section 2.3.3. Duration of Interest Periods.

               (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Loan shall be as specified in the applicable Notice of Borrowing or Notice of Continuation or Conversion delivered pursuant to the provisions of Section 2.1.4. or Section 2.3.2.

               (b) If the Agent does not receive a notice of election of duration of an Interest Period for a Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if a Default or an Event of Default exists when such notice must be given, the Company shall be deemed to have elected to convert such Loan in whole into a Prime Rate Loan on the last day of the then current Interest Period with respect thereto, except that if such Loan is converted to a Prime Rate Loan because an Event of Default exists, the rate of interest payable on all Loans shall be the Default Rate.

               (c) Notwithstanding the foregoing, the Company may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Scheduled Maturity Date.

         Section 2.3.4. Changed Circumstances.

         In the event that:

               (i) on any date on which the LIBOR Rate would otherwise be set the Agent shall have reasonably determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Base, or

               (ii) at any time the Agent shall have reasonably determined in good faith (which determination shall be final and conclusive) that:

                    (A) the making or continuation of or conversion of any Loan to a LIBOR Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank market or (2) compliance by the Agent or any Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority, whether or not having the force of law (in any such case, a "Legal Impediment"); or

                    (B) the LIBOR Rate shall no longer represent the effective cost to the Agent or any Bank for United States dollar deposits in the interbank market for deposits in which it regularly participates; or

                    (C) that U.S. dollar deposits in immediately available funds in an amount approximately equal to the outstanding principal balance of the Line of Credit are not readily available to the Agent's Eurodollar Office for delivery on the first day of any Interest Period;

then, and in any such event, the Agent shall forthwith so notify the Company by facsimile notice at least one day prior to (i) the date that the LIBOR Rate is to be set, (ii) the commencement date of the applicable Interest Period or (iii) the occurrence of the applicable event, and the Interest Rate shall become the Prime Rate and shall remain the Prime Rate until the Agent determines and so notifies the Company that the circumstances giving rise to such notice no longer apply. Until the Agent notifies the Company that the circumstances giving rise to such notice no longer apply, the obligation of the Agent to allow selection by the Company of a LIBOR Loan (during the occurrence of such circumstances, referred to as "Affected Loans") shall be suspended. If at the time the Agent so notifies the Company, the Company has previously given the Agent a Notice of Borrowing or a Notice of Continuation or Conversion with respect to one or more Affected Loans but such borrowing or conversion has not yet gone into effect, such notification shall be deemed to be void and the Company may only borrow or convert to a Prime Rate Loan. If as a result of a Legal Impediment, the Agent and/or any Bank shall incur Breakage Costs in converting from a LIBOR Loan, then the Company shall pay all such Breakage Costs to the Agent promptly upon its demand therefor for its account and/or the account of any such Bank.

         Section 2.3.5. Payments Not at End of Interest Period. If the Company for any reason makes any payment of principal with respect to any LIBOR Loan on any day other than the last day of an Interest Period applicable to such Loan or fails to borrow or continue, or convert to, a LIBOR Loan after giving a Notice of Borrowing or Notice of Continuation or Conversion, the Company shall pay to the Agent for the account of the Banks an amount equal to all Breakage Costs associated therewith (which amounts shall be disclosed to the Company in reasonable detail). The Company shall pay such amount within ten (10) Business Days of receipt by the Company of a statement therefor.

         Section 2.3.6. Usury. If the rate of interest payable by the Company under this Agreement, the Notes or the Other Documents shall be or become usurious or otherwise unlawful under laws applicable thereto, the interest rate shall be reduced to the maximum lawful rate and any amount paid by the Company in excess of the maximum lawful rate shall be considered a payment in reduction of principal or, at the sole election of the Banks, shall be returned to the Company.

         Section 2.4. Fees.

         Section 2.4.1. Unused Fee. The Company agrees to pay to the Agent for the account of the Banks a fee (the "Unused Fee") on the average daily unused portion of the Combined Commitment Amount from the Closing Date until the Scheduled Maturity Date at a per annum rate determined daily by reference to the Rating as follows:

         (i) If the Rating is A-/A3, then the per annum rate shall be seventeen and one half basis points (17.5bp); and

         (ii) If the Rating is BBB+/Baa1, then the per annum rate shall be twenty basis points (20bp); and

         (iii) If the Rating is BBB/Baa2, then the per annum rate shall be twenty-two and one-half basis points (22.5bp); and

         (iv) If the Rating is BBB-/Baa3, then the per annum rate shall be twenty five basis points (25bp); and

         (v) If the Rating is less than BBB-/Baa3, then the per annum rate shall be fifty basis points (50bp).

The Unused Fee shall be payable in arrears on (i) the last day of each quarter commencing on September 30, 1997 and continuing on each September 30, December 31, March 31 and June 30 thereafter, (ii) the Scheduled Maturity Date, (iii) the acceleration of the Obligations and (iv) the termination of this Agreement. The Agent shall promptly pay to each Bank its pro rata share of the Unused Fee.

         Section 2.4.2. Letter of Credit Fees. The Company agrees to pay to the Agent for the account of the Banks such issuance, annual, drawing, amendment and/or renewal fees as the Agent may customarily charge in connection with letters of credit of a type and having an amount and a maturity similar to that of the requested Letter of Credit, and, in addition thereto, with respect to any Letter of Credit issued with a separate Reimbursement Agreement, to pay all fees owed to the Agent as set forth in such Reimbursement Agreement. The Agent shall promptly pay to each Bank its pro rata share of any such fees.

         Section 2.4.3. Calculation of Fees. All Fees shall, except as otherwise provided in this Agreement, be calculated on the basis of a three hundred sixty
(360) day year and according the actual number of days elapsed in each accrual period.

         Section 2.5. General Terms Applicable to the Credit Facility.

         Section 2.5.1. Direct Debit. The Company hereby authorizes the Agent to automatically debit, charge against and collect from the Company's demand deposit account established with the Agent any and all principal, interest, fees, charges, expenses and other amounts due and payable under this Agreement as when the same become due and payable.

         Section 2.5.2. Overdue Payments. Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees and any other amounts payable hereunder and under the Notes, including unpaid Reimbursement Obligations, shall bear interest from and including the due date thereof until paid, compounded monthly and payable on demand, at a rate per annum equal to the Default Rate.

         Section 2.5.3. Manner and Time of Payments by the Company. All payments made by the Company hereunder on account of principal, interest, and fees and expenses shall be made in United States funds on their respective due dates to the Agent for the account of the Banks in immediately available funds without setoff or counterclaim not later than 12:00 p.m. (Hartford, Connecticut time) at the head office of the Agent or at such other address as the Agent may from time to time specify in writing. Any payment required to be made by the Company hereunder on account of any Letter of Credit which is denominated in a currency other than United States dollars shall be made in and be equal to the equivalent of such currency in United States dollars. Each such payment will be applied, first, on account of fees and expenses which may be due and payable hereunder, second, on account of the interest then due and owing, and third, on account of the principal then due and owing.

         Section 2.5.4. Payments among the Agent and the Banks. The Agent shall have no obligation to remit to the Banks any amounts under this Agreement not actually collected from the Company. In addition, in the event that any payment received by the Agent is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Company or any substantial part of its properties or assets, or otherwise, and if the Agent paid any Bank its pro rata share of such payment, then such Bank shall, on demand from the Agent, immediately pay to the Agent an amount equal to such Bank's pro rata share of any such payment which must be rescinded, restored or returned by the Agent. Any such amount shall be paid no later than 3:00 p.m. (Hartford, Connecticut time) on the Business Day following the date of demand for payment by the Agent and, if not so paid, shall bear interest at the Federal Funds Effective Rate.

         Section 2.5.5. Non-Receipt of Funds by the Agent.

               (a) Unless the Agent shall have received notice from a Bank prior to the date on which such Bank is to provide funds to the Agent for a Revolving Loan or Letter of Credit Participation under such Bank's Commitment that such Bank will not make available to the Agent such funds, the Agent may assume that such Bank has made such funds available to the Agent on the date of the Loan or Drawing, and the Agent, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, make available to the Company on such date a corresponding amount.

If and to the extent any Bank shall not have made funds available to the Agent as required by this Agreement (whether in connection with a Revolving Loan or a Drawing), and if the Agent shall have made such funds available to the Company, such Bank (a "Delinquent Bank") and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company or the Drawing is made, as applicable, until the date such amount is repaid to the Agent, at (i) the Federal Funds Effective Rate, in the case of the Delinquent Bank, and (ii) at the rate applicable to such Revolving Loan, in the case of the Company. If such Bank shall repay to the Agent such corresponding amount (in which case such Bank shall no longer be deemed a Delinquent Bank) and such amount was advanced to the Company, such amount so repaid shall constitute such Bank's Revolving Loan or unpaid Reimbursement Obligation, as the case may be, under its Commitment for purposes of this Agreement. Until it shall have paid to the Agent any unpaid amount as described above, a Delinquent Bank (regardless of whether such Bank serves as the Agent) shall be deemed to have assigned any and all payments due to it from the Company, whether on account of outstanding Loans, unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining non-Delinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and unpaid Reimbursement Obligations. If the Delinquent Bank has not paid to the Agent any unpaid amount as described above within three (3) Business Days after demand therefor from the Agent, then the Delinquent Bank hereby authorizes the Agent to distribute such payments to the non-Delinquent Banks in accordance with their respective pro rata shares of all outstanding Loans and unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and unpaid Reimbursement Obligations of the non-Delinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have been returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

               (b) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date, and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Company shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Effective Rate.

               (c) Nothing contained in this Section 2.5.5. shall be construed to relieve any Bank of its obligation to make funds available to the Agent under this Agreement except as otherwise expressly provided herein, nor to relieve the Company of its obligation to make any payment when due.

         Section 2.5.6. Increased Costs and Capital Adequacy.

         (a) If any change in any law, regulation, order, decree, treaty, directive or bulletin or in the interpretation or application thereof after the date hereof by any court or administrative or governmental authority charged with the administration thereof, or if the Agent's or any Bank's or Bank Affiliate's compliance with any request or directive (whether or not having the force of law) from any central bank or monetary authority or other governmental authority, agency or instrumentality enacted or adopted after the date hereof, shall in any such case:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against any credit extended by the Banks or any Bank Affiliate under this Agreement; or

               (ii) impose on the Banks or any Bank Affiliate or their parent bank holding companies any other condition regarding this Agreement, and the result of any event referred to in the preceding clause (i) or (ii) above shall be to increase the cost to the Banks or any Bank Affiliate or such holding company of issuing, funding or maintaining the Loans or Letters of Credit (which increase in cost shall be determined by the Banks' reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon written request by the Agent (a "Request"), the Company shall pay to the Agent from time to time as specified by the Agent, additional amounts which shall be sufficient to compensate the Banks for such increased cost from the date of such change. The Request shall include a certificate as to such increased cost incurred as a result of any event mentioned in clause (i) or (ii) above prepared in reasonable detail (which shall include the method employed by a Bank in determining the allocation of such costs to the Company) and otherwise in accordance with this subsection (a), submitted by the Agent, shall be conclusive evidence, absent manifest error, as to the amount thereof. Each Bank shall notify the Agent in writing of any demand hereunder, which notice shall include the aforementioned certificate.

         (b) (i) In addition to the foregoing, if any change in any domestic or foreign law, regulation, order, decree, treaty, directive or bulletin or in the interpretation or application thereof after the date hereof by any court or administrative or governmental authority charged with the administration thereof, or if the Agent's or any Banks' or Bank Affiliate's compliance with any request or directive (whether or not having the force of law) from any central bank or monetary authority or other governmental authority, agency or instrumentality enacted or adopted after the date hereof, shall in any such case:

                    (A) subject the Agent and/or any Bank or Bank Affiliate to any new or additional tax or change in any tax with respect to the Notes, the Line of Credit or any Letter of Credit, or change the basis of taxation of payments to the Agent and/or any Bank or Bank Affiliate of principal, commitment fee, interest, premium, or any other amount payable under the Notes; or

                    (B) impose, modify or hold applicable or change any reserve (including, without limitation, basic, supplemental, marginal and emergency reserves) on an industry-wide special deposit, capital adequacy, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or other credit extended by, or any other acquisition of funds for loans by (including, without limitation, all Eurocurrency funding by all "Eurocurrency liabilities" as defined in Regulation D of the Board of Governors of the Federal Reserve System, as amended) any office of the Agent and/or any Bank or Bank Affiliate; or

                    (C) impose on the Agent and/or any Bank or Bank Affiliate any other condition or change therein;

and the result of any of the foregoing is to increase the cost to the Agent and/or any Bank or Bank Affiliate of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable thereon then, in any such case, the Company shall promptly pay the Agent, upon a Request, such amounts as will compensate the Agent and/or any Bank or Bank Affiliate for such additional cost or reduced amount receivable. Upon the failure of the Company to compensate the Agent and/or the Bank or the Bank Affiliate for the amounts set forth herein within ten (10) Business Days of a Request, then, at the Agent's option, the obligation of the Banks or any Bank Affiliates to make, convert and maintain advances hereunder as loans under which the Interest Rate is the LIBOR Rate, and the right of the Company to elect that the Interest Rate be the LIBOR Rate, shall forthwith be unavailable and the Interest Rate hereunder shall be automatically converted to the Prime Rate.

               (ii) If the Agent and/or any Bank or Bank Affiliate becomes entitled to claim any additional amounts payable pursuant to this subsection
(b), the Agent shall promptly submit to the Company a Request with respect to such entitlement. A certificate as to any additional amounts payable pursuant to the foregoing submitted by the Agent (and signed by an authorized officer of the Agent) to the Company shall, absent manifest error, be conclusive. Each Bank shall notify the Agent in writing of any demand hereunder, which notice shall include the aforementioned certificate.

               (iii) If a Request is given, the Company shall have the option, exercisable by notice to the Agent given within five (5) Business Days' after the Company's receipt of such notice, to convert the Interest Rate to the LIBOR Rate, or the Prime Rate, as applicable; provided, however, that if the Company makes such election, or if the Interest Rate is converted to another Interest Rate pursuant to this subsection (b), the Company shall pay any Breakage Costs incurred in making any such conversion to the Agent promptly, upon demand, for its account and/or the account of any such Bank or Bank Affiliate. The Agent shall certify such costs to the Company, which certification may be based on certifications submitted to the Agent, and such certification shall be binding absent manifest error.

         (c) If any Bank shall have determined that (i) the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", (ii) the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or (iii) any change in the interpretation or administration thereof, or compliance by the Banks or any of their parent bank holding companies with any requirement or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, except any such adoption or change or any such compliance with a request or directive which applies or has been applied solely to the Banks or any of their parent bank holding companies by reason of events or conditions relating solely to the Banks, has the effect of reducing the rate of return on the Banks or any of their parent bank holding companies capital as a consequence of its commitment hereunder or to a level below that which the Banks or such holding companies could have achieved but for such adoption, change or compliance by an amount deemed by the Banks to be material (for which reduction of the rate of return shall be determined by the Banks' or any such holding company's reasonable allocation of such reduction of the rate of return resulting from such event) then, upon the submission of a Request by the Agent, the Company shall pay to the Agent, from time to time as specified by the Agent, such additional amount or amounts which shall be sufficient to compensate the affected Bank(s) for such reduction. A certificate as to such increased cost incurred by a Bank as a result of any event mentioned in this subsection (c), prepared in reasonable detail (which shall include the method employed by such Bank in determining the allocation of such costs to the Company) and otherwise in accordance with this subsection (c) submitted by the Agent to the Company, shall be conclusive evidence, absent manifest error, as to the amount thereof. Each Bank shall notify the Agent in writing of any Request hereunder, which notice shall include the aforementioned certificate.

                  (d) Except as otherwise specifically provided in this Section, amounts payable by the Company pursuant to this Section shall be payable within ten (10) Business Days of receipt by the Company of a Request.

                  (e) Any certificate relating to a Request shall provide reasonable supporting documentation relative to the calculation of any amounts set forth thereon.

                  (f) Notwithstanding any provision of this Section 2.5.6. to the contrary, prior to giving any Request, the Agent or the Bank providing such Request shall first use its best efforts (which shall not require additional costs or administrative burdens on the Agent or the Bank) to take such steps (including, without limitation, changing its head office or Eurodollar Office) as would eliminate or reduce any cost or expense to be borne by the Company under this Section 2.5.6.

                  (g) In lieu of paying any Request, the Company shall have the right, within thirty (30) Business Days of the delivery of such Request, to terminate the Commitments by prepaying the entire principal amount due and payable under this Agreement, the Notes and the Other Documents in accordance with Section 2.5.8. hereof. In such an event, the Company shall have no liability to pay any Request.

                  (h) Notwithstanding any provision of this Section 2.5.6. to the contrary, in no event shall the Company be obligated to pay any Request which relates to any income, excise or franchise taxes imposed or sought to be imposed on the Agent or any of the Banks.

         Section 2.5.7. Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that such Bank will deliver to each of the Company and the Agent, at least three (3) Business Days before interest or fees first become payable hereunder for the account of such Bank, two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, in either case certifying whether such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying whether such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         Section 2.5.8. Prepayments of the Loans. The Company may upon at least three (3) Business Days' notice to the Agent in the case of LIBOR Loans and upon at least one (1) Business Day's notice in the case of Prime Rate Loans prepay any Revolving Loan in whole by paying the entire principal amount of such Loan together with accrued and unpaid interest thereon to the date of such prepayment and, in the case where the Agent will be required to break a LIBOR funding contract by reason of such prepayment, any Breakage Costs. Any such prepayment hereunder shall be applied first to any Breakage Costs and other amounts due with respect to the Revolving Loan being prepaid, then to accrued and unpaid interest and finally to the principal due in respect thereof. Any and all prepayments shall not affect the obligation, if any, to pay the regular installments required hereunder, until all Obligations have been paid in full.

         Section 2.5.9. Sharing of Payments, Etc. If any Bank shall effect payment of any principal, interest, fee or expense under this Agreement or any Other Document through the exercise of any right of set-off, banker's lien, counterclaim or similar right, it shall be deemed to have purchased from each of the other Banks participations in the Revolving Loans made by or the Letter of Credit Participations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that the Banks shall share the benefit of such payment pro rata in accordance with the respective amounts of unpaid principal of and interest on the Revolving Loans made by and the Letter of Credit Participations held by each of them. To such end, the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company agrees that any Bank so purchasing a participation in the Revolving Loans made by or the Letter of Credit Participations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of the Revolving Loans or the Letter of Credit Participations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company to such Bank.

                  Section 2.5.10. Interpretation. Whenever this Agreement shall refer to the amount of Revolving Loans, Credits Outstanding and/or Reimbursement Obligations of or made by or with respect to any Bank as of any date, it shall mean such Bank's share, based on such Bank's then Commitment Percentage, of all Revolving Loans, Credits Outstanding and/or Reimbursement Obligations as of such date.


                    Section 3. REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Banks to enter into this Agreement and to make the Loans and to induce the Agent to issue the Letters of Credit, the Company makes the following representations and warranties to the Agent and the Banks, which, except as specifically provided below, shall be deemed made as of the Closing Date and as of the date each Revolving Loan is made and each Letter of Credit is issued which shall survive the execution and delivery hereof and each performance hereunder. Any knowledge acquired by the Agent or the Banks shall not diminish its right to rely upon such representations and warranties.

         Section 3.1. Organization, Power and Authority. As of the Closing Date and at all times prior to the effective date of the Santa Anita Merger, the Company is a self-administered REIT, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. After the effective date of the Santa Anita Merger, the Company is a validly existing self-administered REIT and a corporation validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties, except where the failure to so qualify would not have a Material Adverse Effect.

         Section 3.2. Authority. The execution, delivery and performance by the Company of this Agreement, the Notes and the Other Documents are within the Company's powers, have been duly authorized by all necessary action, and do not and will not (a) require any consent or approval of the shareholders of the Company not obtained, (b) contravene the Company's Declaration of Trust, Certificate of Incorporation or other charter document, (c) violate any provision of any Legal Requirement (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) presently in effect having applicability to the Company, the violation of which would have a Material Adverse Effect, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected, the default under or breach of which would have a

Material Adverse Effect, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Company. The Company is not in default under any such Legal Requirement or any such indenture, agreement, lease or instrument, which default would result in or cause any Material Adverse Effect.

         Section 3.3. No Breach. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, the Declaration of Trust, Certificate of Incorporation or other charter document of the Company or any agreement (including any agreement with stockholders), instrument or Legal Requirements to which the Company is subject which would have a Material Adverse Effect. The Company is not a party to, or otherwise subject to any provisions contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other contract or agreement (including its Declaration of Trust) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the Declaration of Trust and the agreements listed in Schedule 3.3. attached hereto.

         Section 3.4. Qualification as a Real Estate Investment Trust. Meditrust qualified as a REIT under the provisions of the Code, as applicable for its fiscal years ended December 31, 1988 through December 31, 1993. Appropriate Federal income tax returns for the fiscal years through December 31, 1993 have been filed by the Company with the Internal Revenue Service (the "IRS") and no previously filed return has been examined and reported on by the IRS. Meditrust is in a position to qualify for the 1994 and 1995 fiscal year as a REIT under the provisions of the Code. The Company has not incurred any liability for excise taxes pursuant to Section 4981 of the Code.

         Section 3.5. Binding Obligations. This Agreement, the Notes and the Other Documents, when issued and delivered for value received, constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

         Section 3.6. Permits. The Company possesses all material permits, authorizations, licenses, approvals, waivers and consents, the failure of which to possess would have a Material Adverse Effect, all of which are in full force and effect.

         Section 3.7. No Consents. The execution, delivery and performance of the Agreement, the Notes and the Other Documents did not and does not require any approval, consent or waiver under any material agreement, document, or instrument to which the Company is a party or by which it or its properties or assets may be bound or affected. No approval, authorization, consent, waiver or order of, or registration, application or filing with, any Tribunal was or is required in connection with the transactions contemplated by the Agreement, the Notes or the Other Documents.

         Section 3.8. Financial Statements. Meditrust has furnished to the Agent and the Banks its audited consolidated Financial Statements for the fiscal year ending December 31, 1996. All Financial Statements of the Company heretofore delivered to the Agent present fairly in all material respects the financial condition and results of business operations of the Company for the periods indicated in accordance with GAAP. The Company has no material direct or contingent liabilities, liabilities for taxes, unusual commitments or unrealized or unanticipated losses not disclosed in such Financial Statements which when taken together would have a Material Adverse Effect. Since the date of the latest dated balance sheet included in the Financial Statements, there has been no material adverse change in the business operations or financial condition of the Company from that set forth in the balance sheet contained in such Financial Statements except as disclosed in such Financial Statements or in Schedule 3.8. attached hereto.

         Section 3.9. Financial Information. All written data, reports and information which the Company has supplied to the Agent or the Banks or caused to be so supplied by a third party on its behalf in connection with this Agreement are complete and accurate in all material respects and contain no material omission or misstatement except such as have been corrected in a writing delivered to the Agent.

         Section 3.10. INTENTIONALLY LEFT BLANK.

         Section 3.11. Use of Proceeds. The Company is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss.80(a)(1) et seq.). The Company
(i) is not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) is not subject to regulation under the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, nor is subject to any other statute or regulation which regulates the incurring of Indebtedness by the Company, other than Federal and State securities laws. The Company does not own any margin security as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System. None of the proceeds of the Loans will be used, or have been used, directly or indirectly, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute any of the Loans a "purpose credit" within the meaning of said Regulation U or Regulations G or X of the Federal Reserve Board.

         Section 3.12. Title to Real and Personal Property. Unless otherwise disclosed to the Agent, the Company or a Subsidiary of the Company has good and marketable fee or leasehold title to all its real property, including all Facilities owned by the Company, a Subsidiary of the Company, a Company Limited Partnership or a Controlled Limited

Partnership, and good and marketable title to all the other property and assets, including Mortgages, reflected in the Financial Statements referred to in
Section 3.8. hereof or acquired by the Company subsequent to such date, free of all Liens except (a) property and assets sold or otherwise disposed of subsequent to such date; (b) Permitted Liens; and (c) imperfections of title and other Liens not otherwise insured against that do not materially detract from the value of the property or have a Material Adverse Effect. All Mortgages have been properly recorded in the jurisdictions necessary in order to perfect the Company's or a Subsidiary of the Company's Liens therein. No financing statement under any Uniform Commercial Code or other law which names the Company or any Subsidiary of the Company as a debtor relating to any Facility has been filed in any jurisdiction and neither the Company or any Subsidiary of the Company has signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement relating to any Facility except for Permitted Liens or as set forth on Schedule 3.12. attached hereto.

         Section 3.13. Statutory Compliance. Except where non-compliance would not have a Material Adverse Effect, the Company is in material compliance with all material Laws existing on the date hereof of all Tribunals applicable to it, its properties and assets and the business conducted by it, including, without limitation, (i) the provisions of the Code (Sections 856 through 860) relating to the organization of REITs and their qualification and maintenance as such,
(ii) all SEC and state "blue sky" laws relating to the offering its securities,
(iii) ERISA, (iv) the United States Occupational Safety and Health Act of 1970 and (v) all Environmental Laws.

         Section 3.14. Events of Default. No Event of Default has occurred and/or is continuing and no Default would occur as a result of the execution and delivery by the Company of this Agreement, the Notes and the Other Documents, the making of any Revolving Loan or the issuance of any Letter of Credit.

         Section 3.15. Other Defaults. The Company is not in default, after giving effect to any applicable notice, grace or cure periods, in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any indenture, mortgage, deed of trust, lease, agreement, document or instrument to which it is a party or by which it or its properties and assets are bound, where such default would have a Material Adverse Effect.

         Section 3.16. Taxes. The Company has filed all tax returns and reports required to be filed by them with any and all Federal, state or local governmental bodies, instrumentalities or agencies and has paid in full, made adequate provisions or established adequate reserves for or is contesting in good faith in appropriate proceedings, the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect to such tax returns and reports.

         Section 3.17. Solvency. The Company is currently, and after giving effect to the transactions contemplated by this Agreement will be, Solvent and is not contemplating either the filing of a petition under any Federal or state bankruptcy or insolvency law or the liquidating of all or a major portion of its properties and assets, and the Company has no knowledge of any Person contemplating the filing of any such petition against it.

         Section 3.18. Ranking of Loan. Except as permitted by Section 8.2. or as set forth in Schedule 3.18. attached hereto, no Indebtedness of the Company is secured by or otherwise benefits from any Lien on or with respect to the whole or any part of the Company's properties or assets, present or future. The Revolving Loans and other sums payable by the Company hereunder and under the Notes rank at least equal in terms of seniority and priority with all Unsecured Indebtedness of the Company and at least pari passu with the Via Banque Credit Facility. There exists no default or event or condition which, with the giving of notice or passage of time, or both, would constitute a default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

         Section 3.19. Litigation. Except as set forth on Schedule 3.19. attached hereto or in the Company's filings with the United States Securities and Exchange Commission, there are no actions, suits or proceedings by or before any Tribunal or any arbitration or alternate dispute resolution proceeding, pending or, to the knowledge of the Company or any of its officers, threatened against the Company, its Subsidiaries or their properties or assets, which if adversely determined, would have a Material Adverse Effect.

         Section 3.20. Guarantees. Except as permitted in Schedule 1.107. or as set forth in the Financial Statements referred to in Section 3.8. hereof and
Schedule 3.20. attached hereto, the Company is not a party to any Guarantee or other similar type of agreement, and the Company has not offered its endorsement to any Person which would in any way create a contingent liability (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in the Company's ordinary course of business).

         Section 3.21. ERISA. The Company and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the currently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

         Section 3.22. Environmental Protection. Except as set forth on Schedule
3.22. attached hereto, to the best of the Company's knowledge, after due inquiry and investigation:

               (a) The business operations of the Company, each Subsidiary of the Company and each Facility comply in all material respects with all applicable Environmental Laws except where non-compliance would not have a Material Adverse Effect or result in a material decrease in the value of a Facility.

               (b) Neither the Company nor, to the Company's knowledge, any Subsidiary of the Company or any Operator has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or any letter or request for information under CERCLA or any other Environmental Laws which would have a Material Adverse Effect or result in a material decrease in the value of a Facility, and, neither the Company, any Subsidiary of the Company, any Operator nor any Facility are the subject of any investigation by a Federal, state or local governmental instrumentality, body or agency evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material or claim, or threatened lawsuit or claim arising under or related to any Environmental Law which would have a Material Adverse Effect or result in a material decrease in the value of a Facility.

               (c) Neither the Company, any Subsidiary of the Company nor, to the Company's knowledge, any Operator or any Facility are, nor are any of their properties, assets and operations, subject to any outstanding written order or agreement with any Federal, state or local governmental instrumentality, body or agency or private party respecting any Environmental Laws which would have a Material Adverse Effect or result in a material decrease in the value of a Facility.

               (d) Neither the Company, any Subsidiary of the Company, any Operator nor any Facility has filed any notice under any Environmental Law indicating past or present treatment or disposal of Hazardous Materials except where non-compliance would not have a Material Adverse Effect or result in a material decrease in the value of a Facility, and all of the operations of the Company, any Subsidiary of the Company, any Operator or any Facility which involve the generation, transportation, treatment, storage or disposal of Hazardous Materials are in substantial and material compliance with all Environmental Laws except where non-compliance would not have a Material Adverse Effect or result in a material decrease in the value of a Facility.

               (e) No Hazardous Material exists on, under or about any of the Facilities, in a manner that could give rise to any claim or suit against the Company, any Subsidiary of the Company, or any Operator, which would have a Material Adverse Effect or any result in a material decrease in the value of a Facility and neither the Company, any Subsidiary or the Company, any Operator nor any Facility has filed any notice or report of a Release of any Hazardous Materials that could give rise to any such claim or suit against the Company, any Subsidiary of the Company or any Operator which would have a Material Adverse Effect or result in a material decrease in the value of a Facility.

         Section 3.23. Facilities and Operators. Each Subsidiary of the Company which is the owner or operator of a Facility and, to the knowledge of the Company, each Operator is in compliance in all material respects with all applicable Laws pertaining to the ownership or operation of health care facilities of the types owned by a Subsidiary of the Company or any Operator.

         Section 3.24. Material Subsidiaries. All Subsidiaries of the Company are listed on Schedule 3.24. attached hereto.

         Section 3.25. Materiality. Nothing has come to the attention of the Company that causes it to believe that any documents or agreements delivered or caused to be delivered by it, or any statements made by the Company or its agents or representatives, to the Banks or its agents or representatives regarding the transactions contemplated hereby, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

         Section 3.26. Intercompany Indebtedness. All Indebtedness of the Operating Company, any Subsidiary of the Operating Company or any Subsidiary of the Company to the Company or any Subsidiary of the Company, and all Indebtedness of the Company to the Operating Company, any Subsidiary of the Operating Company or any Subsidiary of the Company, shall be evidenced by an intercompany promissory note executed within 30 days after the issuance of such indebtedness. All Indebtedness of any Subsidiary of the Company which relates to any Investment shall be subject to terms and conditions, including rates of interest and terms of repayment, which are substantially similar to the terms and conditions of the underlying Investment in all material respects.


                Section 4. CONDITIONS TO OBLIGATIONS OF THE BANKS

     The Agent and the Banks shall have no obligations under this Agreement unless and until they are satisfied, in their reasonable credit judgment, that all of the following conditions shall have been fulfilled prior to or on the Closing Date:

         Section 4.1.  Authorizations.  The Agent shall have received:

               (i) evidence satisfactory to the Agent to verify the authority of the Person or Persons signing this Agreement, the Notes and the Other Documents to legally bind the Company, and the authority of each Person who will sign the other statements, reports, certificates and documents called for by the terms of this Agreement and will otherwise act under this Agreement and the Notes for and on behalf of the Company; and

               (ii) the specimen signature of each Person named pursuant to clause (i) of this Section 4.1. certified by an appropriate officer of each Company to be a true specimen thereof.

         Section 4.2. Representations and Warranties True. The representations and warranties contained in Section 3 of this Agreement are true and correct in all material respects, and the Company shall have so certified to the Agent.

         Section 4.3. Performance and Compliance. The Company shall have performed and complied in all material respects with all covenants, agreements and conditions in this Agreement, the Notes and the Other Documents which are required to be performed or complied with by the Company on or prior to the Closing Date, and the Company shall have so certified to the Agent.

         Section 4.4. Delivery of Documents. The Company shall have duly executed and delivered to the Agent on behalf of the Banks, in form and substance satisfactory to the Banks and their legal counsel, this Agreement, the Notes, the Other Documents and all further documents as they may request to evidence the Obligations. In addition, the Agent on behalf of the Banks shall have received or agreed to waive or delay the receipt of:

         Section 4.4.1. A certificate of a duly authorized officer of Meditrust certifying as to (A) the resolutions of the Trustees of Meditrust approving this Agreement, the Notes and the Other Documents to which it is a party, (B) Meditrust's Declaration of Trust and (C) all documents evidencing other necessary action and governmental approvals, if any, with respect to the transactions contemplated by this Agreement.

         Section 4.4.2. A certificate from the Secretary of the Commonwealth of Massachusetts certifying as to the Declaration of Trust of Meditrust.

         Section 4.4.3. A certificate from the Secretary of the Commonwealth of Massachusetts certifying as to the good standing of Meditrust.

         Section 4.4.4. The Company shall deliver a certificate executed by a duly authorized officer that the Company, after giving effect to the transactions contemplated by the Agreement, is Solvent on the Closing Date.

         Section 4.4.5. The Company's legal counsel shall deliver to the Agent and the Banks an opinion as to certain matters relating to the transactions contemplated by this Agreement, the Notes and the Other Documents, such opinion to be substantially in the form attached hereto as Exhibit E.

         Section 4.4.6. Via Banque shall have executed and delivered to the Banks a letter acknowledging and agreeing as to the pari passu nature of payments and borrowings under the Line of Credit and the Via Banque Credit Facility.

         Section 4.4.7. Such further documents, instruments and agreements as the Banks shall reasonably request, all reasonably satisfactory in form and substance to the Banks and their legal counsel.

           Section 5. CONDITIONS TO MAKING REVOLVING LOANS AND ISSUING
                                LETTERS OF CREDIT

     The Agent and the Banks shall have no obligation to make Revolving Loans or to issue or purchase participations in Letters of Credit unless and until they are satisfied, in their sole and absolute discretion, that all of the following conditions shall have been fulfilled prior to or contemporaneously with the making of such Revolving Loan or the issuance of such Letter of Credit, as applicable.

         Section 5.1. Notice of Borrowing. The Agent shall have received, in a timely manner, a Notice of Borrowing or a Letter of Credit Application, as applicable, in a form reasonably satisfactory to the Agent.

         Section 5.2. No Adverse Change. No event, circumstance, or condition shall exist or shall have occurred and be continuing which has a Material Adverse Effect and the Company shall have so certified.

         Section 5.3. Truth of Representations and Warranties. All of the representations and warranties set forth in Section 3 hereof shall be true and correct in all material respects as of the date of the requested Revolving Loan or the issuance of the requested Letter of Credit and the Company shall have so certified.

         Section 5.4. No Default. No event which constitutes an Event of Default has occurred and is continuing, or would occur as a result of the making of the requested Revolving Loan or the issuance of the requested Letter of Credit and the Company shall have so certified.

         Section 5.5. Payment of Fees. The Company shall have paid any fees and expenses due and payable to the Agent and the Banks under this Agreement and the Other Documents.

         Section 5.6. Authority. To the extent necessary, the authority referred to in Section 4.1. shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to Section 4.1. or as subsequently reflected in a new certificate of incumbency delivered to the Agent in connection with the requested Revolving Loan or Letter of Credit.

         Section 5.7. Legal Matters. All legal matters incident to the transactions contemplated by the requested Letter of Credit shall be reasonably satisfactory to the Agent and its legal counsel and no change shall have occurred in any Law or interpretation thereof which, in the opinion of the Banks and their legal counsel, would make it illegal or against the policy of any Tribunal for the Agent or any Bank to issue Letters of Credit.

             Section 6. CONDITIONS TO APPROVAL OF SANTA ANITA MERGER

     The Agent and the Banks hereby consent to the Company's participation in all of the transactions involved with the Santa Anita Merger, provided that all of the following conditions have been fulfilled:

         Section 6.1. Representations and Warranties True. The representations and warranties contained in Section 3 of this Agreement are true and correct in all material respects, and all such representations and warranties will continue to be true and correct in all material respects after the Santa Anita Merger.

         Section 6.2. Performance and Compliance. The Company shall have performed and complied in all material respects with all covenants, agreements and conditions in this Agreement, the Notes and the Other Documents and no event which constitutes an Event of Default has occurred and is continuing or will occur as a result or consequence of the Santa Anita Merger.

         Section 6.3 Surviving Entity. The entity surviving the merger between Meditrust and Santa Anita Realty Enterprises, Inc. shall be a Delaware corporation. Such surviving entity shall also be a validly existing self-administered REIT.

         Section 6.4. No Adverse Change. No event, circumstance, or condition shall exist or shall have occurred and be continuing which has a Material Adverse Effect and no such event, circumstance, or condition shall occur as a result or consequence of the Santa Anita Merger.

         Section 6.5. Terms and Conditions of Merger. The Santa Anita Merger shall have been completed on terms and conditions previously disclosed to and approved by the Agent as summarized by that certain draft Securities and Exchange Commission Form S-4 prepared with regard to the Santa Anita Merger and dated as of June 11, 1997.

         Section 6.6 Assumption of the Obligations. The entity surviving the merger between Meditrust and Santa Anita Realty Enterprises, Inc. shall assume all of the Obligations by executing an Assignment, Assumption and Release Agreement substantially in the form attached hereto as Exhibit I.

         Section 6.7. Delivery of Documents. The Agent on behalf of the Banks shall have received or agreed to waive or delay the receipt of:

         Section 6.7.1. A certificate of a duly authorized officer of the Company dated as of the effective date of the Santa Anita Merger certifying as to the Company's Certificate of Incorporation.

         Section 6.7.2. A certificate dated as of the effective date of the Santa Anita Merger from the Secretary of the State of Delaware certifying as to the Company's Certificate of Incorporation.

         Section 6.7.3. A certificate dated as of the effective date of the Santa Anita Merger, from the Secretary of State of Delaware certifying as to the good standing of the Company.

         Section 6.7.4. A certificate executed by a duly authorized officer certifying that the Company, after giving effect to the Santa Anita Merger, is Solvent.

         Section 6.7.5. A certificate executed by a duly authorized officer certifying that (i) the Assignment, Assumption and Release Agreement referred to in Section 6.6 hereof is valid and binding upon the Company and (ii) the Santa Anita Merger and all transactions associated therewith comply with the terms of this Agreement, the Notes and the Other Documents.

         Section 6.7.6. An opinion of the Company's legal counsel as to certain matters relating to the Santa Anita Merger, such opinion to be substantially in the form attached hereto as Exhibit J.

         Section 6.8. All written opinions provided by the Company's legal counsel to any party in connection with the Santa Anita Merger shall also be addressed and delivered to the Agent and the Banks.

                 Section 7. AFFIRMATIVE COVENANTS OF THE COMPANY

     The Company covenants and agrees that from the Closing Date until the payment and performance in full of the Obligations, unless the Agent otherwise consents in writing:

     7.1. Financial Statements and Reporting Requirements.

         (a) Quarterly Reports. As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year, the Company shall provide to the Banks (1) a Consolidated Financial Statement for the Company, (2) a Consolidated Financial Statement for the Operating Company and (3) a Combined Financial Statement, each including balance sheets as of the end of such quarter, statements of income and statements of cash flow for the period commencing as of the end of the previous fiscal year and ending with such fiscal quarter (copies of reports on Form 10-Q filed with the SEC shall satisfy the obligations hereunder), together with a certificate of a duly authorized officer of the Company stating that as of the date of such certificate, to the best of such officer's knowledge, after reasonable inquiry, no Event of Default or Default has occurred, or, if an Event of Default or a Default has occurred and is continuing, a statement as to the nature thereof and the action which the Company has taken or proposes to take with respect thereto, and further setting out in such detail as is reasonably required by the Banks.

         (b) Annual Reports. As soon as available and in any event within one hundred (100) days after the end of each fiscal year, the Company shall provide to the Banks (1) a Consolidated Financial Statement for the Company, (2) a Consolidated Financial Statement for the Operating Company and (3) a Combined Financial Statement, each for such fiscal year audited without qualification by Coopers & Lybrand L.L.P. or such an independent certified public accountant of recognized standing and acceptable to the Majority Banks, each of which Financial Statements shall include the balance sheets as of the end of such fiscal year, statements of income and statements of cash flow for such year and a statement of shareholders' equity (copies of reports on Form 10-K filed with the SEC shall satisfy the obligations hereunder), together with a certificate of a duly authorized officer of the Company stating that, as of the date of such certificate, to the best of such officer's knowledge and after reasonable inquiry, no Event of Default or Default has occurred, or, if an Event of Default or a Default has occurred and is continuing, a statement as to the nature thereof and the action which the Company has taken or proposes to take with respect thereto further setting out in such detail as is reasonably requested by the Majority Banks.

         (c) Borrowing Base Report. As soon as available but in any event within fifty (50) days of the end of each fiscal quarter, the Company shall furnish to the Banks a report in the form of Exhibit F attached hereto setting forth a computation of the Borrowing Base, a listing of all Investments which are thirty
(30) days or more delinquent in payments to the Company and such other information in respect of the Borrowing Base as the Banks may reasonably require (the "Borrowing Report").

         (d) Covenant Compliance. The Company shall submit with any quarterly or annual reports required under subsections (a) or (b) above, a report executed by a duly authorized officer of the Company certifying as to the Company's compliance with the financial covenants set forth in Section 9 hereof in a form reasonably acceptable to the Banks.

         (e) Other Reports. The Company shall also submit with any quarterly or annual reports required under subsections (a) or (b) above, a report as to any material litigation relating to the Company not previously disclosed to the Banks and such other information as the Banks may reasonably require.

         (f) SEC Reports. As soon as available, the Company shall provide the Banks with copies of any and all reports and filings required to be made by the Company with the SEC, including Form 10-Q and Form 10-K.

         (g) Additional Reports. The Company shall provide the Banks with the following additional reports:

               (i) as soon as available and in any event within a reasonable time after the close of each fiscal year of the Company copies of the portions of any and all auditor's letters to the trustees or board of directors of the Company, the Operating Company or to any Subsidiary of the Company or the Operating Company regarding any material weakness of the various accounting practices and control procedures used by the Company or any Subsidiary of the Company;

               (ii) promptly after the Company becomes aware of the commencement thereof, notice of all actions, suits and proceedings against the Company or any Subsidiary of the Company before any Tribunal which are not fully covered by insurance without the applicability of any co-insurance provisions or which have not been bonded and in which either (a) the amount in controversy exceeds THREE MILLION AND N0/100 DOLLARS ($3,000,000.00) for any single proceeding or FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) in the aggregate or (b) the results thereof may have a Material Adverse Effect;

               (iii) promptly after becoming aware of a claim by any Person that the Company or any Subsidiary of the Company is in default under any agreement entered into in connection with the borrowing of money in excess of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), notice of any such claim or default;

               (iv) notice of any material adverse change in the conduct of the business operations or financial condition of the Company, any Subsidiary of the Company, or any Company Limited Partnership taken as a whole promptly upon the Company, any Subsidiary of the Company or any Company Limited Partnership becoming aware of any such change;

               (v) notice of any Release or any danger of a Release resulting from a condition which exists on any Facility which could form a basis for a claim pursuant to Environmental Laws or of any notification having been filed with regard to a Release on or into any Facility under any Environmental Laws but only if the foregoing may result in a material decrease in the value of such Facility and such notice shall indicate the steps the Company has or will take to remediate all hazardous environmental conditions and the reserves it has or expects to establish in its Financial Statements for such purposes;

               (vi) notice of any Facilities which have not provided the Company with financial and operating reports for a period of ninety (90) days from the date specified for the delivery thereof promptly upon the passage of such ninetieth day; and

               (vii) promptly after the request of the Agent, a description of any Indebtedness referred to in Section 8.1(d).

         (h) The Company shall provide the Banks, as soon as possible, but in any event not later than one hundred (100) days after the end of each fiscal year of the Company, a certificate of a duly authorized officer of the Company stating that the Company qualified as a REIT under Sections 856 through 860 of the Code (or any successor provisions thereto) for such fiscal year and that it is in a position to qualify as such REIT for its current fiscal year.

         (i) The Company shall also provide the Banks with such other information relating to the Company, the Operating Company or any Subsidiary of the Company or Operating Company (including, without limitation, any Plan) as the Banks may from time to time reasonably request.

         (j) To the extent any Bank is obligated to do so by applicable Law, it may deliver to any Tribunal having jurisdiction over it, copies of the reports and other information provided by the Company to the Banks pursuant to this
Section 6.1.

         (k) The Company shall notify the Agent immediately upon the amendment or modification of the Via Banque Credit Facility and the Banks shall have a period of five (5) Business Days in which to determine whether or not they wish to make a corresponding amendment or modification to this Agreement.

         (l) As soon as available, but in no event later than thirty (30) days following the consummation of the Santa Anita Merger, the Company shall provide the Agent and the Banks the following documents, agreements, reports and other information with respect to the Santa Anita Merger:

               (i) True and correct copies of any and all material documents, agreements and instruments executed and delivered in connection with the Santa Anita Merger, together with all schedules and exhibits thereto, certified as true, correct and complete by an officer of the Company;

               (ii) A pro forma Combined balance sheet for the Company and the Operating Company reflecting the consummation of the Santa Anita Merger; and

               (iii) Such other information as the Agent or the Banks may reasonably request relating to the Santa Anita Merger.

         Section 7.2. Appraisals. The Company shall, from time to time and upon the request of the Agent, deliver a Qualified Appraisal with respect to each Facility included in the Borrowing Base and, notwithstanding the foregoing, the Agent may, at the Company's expense, obtain an updated Qualified Appraisal with respect to any Facility included in the Borrowing Base; provided, however, that, unless an Event of Default has occurred and is continuing beyond any applicable grace or cure period, the Company shall not have to pay for a new or updated Qualified Appraisal for which the existing appraisal is less than eighteen (18) months old or expend more than FIFTY THOUSAND ($50,000.00) in any twelve (12) month period in respect of appraisals.

         Section 7.3. Maintenance of Property.

         (a) The Company covenants, on behalf of itself and each of its Subsidiaries, to keep and maintain, or to use all reasonable legal remedies to cause the Operator of each Facility to keep and maintain, all of their respective material property in good repair, working order and condition reasonable wear and tear excepted, and from time to time to make, or use all reasonable legal remedies to cause to be made, all proper repairs, renewals or replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         (b) The Company covenants, on behalf of itself and each of its Subsidiaries, to procure and maintain, or use all reasonable legal remedies to cause the Operator of each Facility to procure and maintain, (i) all necessary licenses and permits and (ii) if operating hospital facilities, all accreditations or health care facilities accredited, as appropriate, by the Accreditation Association for Ambulatory Care and the Joint Commission on Accreditation of Healthcare Organizations (or any successors thereto).

         (c) The Company, on behalf of itself and each of its Subsidiaries, covenants to (i) keep all of its respective insurable properties insured, or to use all reasonable legal remedies to cause the Operator of each Facility to keep such property insured, against loss or damage by theft, fire, smoke, sprinklers, riot and explosion, such insurance (the "Insurance") to be in such form, in such amounts and against such other risks and hazards as are customarily maintained by other Persons operating similar business and having similar properties in the same general areas in which the Company or its Subsidiaries presently owns Facilities, including but not limited to liability coverage; (ii) with respect to Facilities operated pursuant to Leases or Mortgages in effect on the date of this Agreement, to use all reasonable legal remedies to cause the Operators of such Facilities to place the Insurance on each such Facility with an insurer which is financially sound and reputable, and (iii) with respect to any

Facility operated pursuant to a Lease or Mortgage entered into after the date of this Agreement, to include in such Lease or Mortgage contractual provisions requiring the Operator thereunder to at all times have Insurance in effect with respect to such Facility, carried by an insurer which is financially sound and reputable, and the Company covenants to use all reasonable legal remedies to enforce such contractual provisions. The Company further covenants, on behalf of itself and each of its Subsidiaries, that it shall require, or use its best efforts to cause the Operator of each Facility to require, that the insurer with respect to each such Insurance policy provide for thirty (30) days' advance written notice to the Company of any cancellation or termination of, or other change of any nature whatsoever in, the coverage provided under any such policy.

         Section 7.4. Maintenance of Existence. (a) The Company shall preserve and maintain (i) its qualifications as a REIT under Sections 856 through 860 of the Code (and any successor provisions thereto) and (ii) the applicability to the Company and its shareholders of the method of taxation provided for in
Section 857(b) of the Code (and any successor provision thereto).

         (b) Prior to the effective date of the Santa Anita Merger, Meditrust shall preserve and maintain its existence as a Massachusetts business trust and all of its rights, franchises and privileges as a business trust and shall cause each of its Subsidiaries to preserve and maintain its existence as a corporation or partnership in the state in which it is incorporated or organized and all of its rights, franchises and privileges as a corporation or partnership. After the Santa Anita Merger, the Company shall preserve and maintain its existence as a Delaware Corporation and all of its rights, franchises and privileges as a Delaware Corporation and shall cause each of its Subsidiaries to preserve and maintain its existence as a corporation or partnership in the state in which is incorporated or organized and all of its rights, franchises and privileges as a corporation or partnership. Notwithstanding the foregoing provisions of this subsection (b), (i) the Company may change its existence with the prior written consent of the Banks, which consent shall not be unreasonably withheld, conditioned or delayed, if such change does not, in the reasonable opinion of the Banks and their counsel, have a Material Adverse Effect, (ii) any Subsidiary or Controlled Limited Partnership may be dissolved if it no longer possesses any assets and (iii) Meditrust may, subject to the conditions set forth in Section 6 of this Agreement, participate in the Santa Anita Merger and make any change to its existence required by such merger.

         Section 7.5. Taxes and Other Assessments. The Company shall pay and discharge, and maintain adequate reserves for the payment and discharge of, all taxes, assessments, government charges or levies, or claims for labor, supplies, rent or other obligations made against it or its properties and assets which, if unpaid, might become a Lien against the Company, any Subsidiaries of the Company or their properties and assets, except liabilities which are being contested in good faith in appropriate proceedings or with respect to which the Company has made adequate provision or established adequate reserves, except that the Company shall pay all such taxes, assessments, government charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

         Section 7.6. Inspection. The Company shall permit the Agent or any of its officers, agents, attorneys or accountants, at its expense and at any time during normal business hours and upon reasonable prior notice (or if an Event of Default shall have occurred and is continuing, at any time and without prior notice), to (i) examine and take abstracts from the books and records of the Company and any Subsidiary of the Company; and (ii) discuss the affairs, finances and business operations of the Company and any Subsidiary of the Company with its and their appropriate officers, employees and accountants; provided, however, that the right of inspection under this Section 7.6. is subject to the contractual provisions contained in the Leases and Mortgages and the legal rights of patients in Facilities.

         Section 7.7. Notices of Default. Upon becoming aware of the occurrence of any Default or Event of Default the Company shall promptly notify the Agent thereof in writing.

         Section 7.8. Maintenance of Books and Records. The Company and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of their business and financial transactions, and such entries will be made in accordance with GAAP including the maintenance of adequate reserves for depreciation of property, if such reserves are required by GAAP.

         Section 7.9. Maintenance of Permits. The Company and its Subsidiaries shall obtain and/or maintain in full force and effect all material permits, authorizations, licenses, approvals, waivers and consents which they presently possess and are advisable to maintain or which may become necessary in the future to conduct their business operations.

         Section 7.10. Use of Proceeds. The Company will use the proceeds of the Loans solely for the purposes set forth in Section 2.1.2. hereof.

         Section 7.11. Change of Offices. The Company shall give the Agent prompt written notice of any change or relocation of its chief executive office.

         Section 7.12. Compliance with Laws. The Company and its Subsidiaries will, or will use all reasonable legal remedies to cause the Operators of each of the Facilities to, comply in all material respects with all Legal Requirements applicable to such Operators or to the Company or any Subsidiary of the Company as owner or mortgagee of health care facilities, such compliance to include, without limitation, compliance with all applicable Laws pertaining to the operation of health care facilities of the types owned by the Company or its Subsidiaries, paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or its properties, and paying all its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect thereof, and except to the extent that payment of such items or compliance with the relevant Legal Requirements is the responsibility of the Operator of the Facility, where the Company or any of its Subsidiaries is using all reasonable legal remedies to enforce its rights against such Operator and to obtain compliance by such Operator with the relevant Legal Requirements, and except where the non-payment or non-compliance would not have a Material Adverse Effect.

         Section 7.13. Compliance with Environmental Laws.

               (a) The Company shall promptly advise the Agent in writing and in reasonable detail of (i) any Release of any Hazardous Material required to be reported to any Tribunal under any applicable Environmental Laws which would have a Material Adverse Effect or result in a material decrease in the value of a Facility; (ii) any and all written communications received by the Company or any of its Subsidiaries with respect to claims or suits under such Environmental Laws or any Release of Hazardous Materials required to be reported to any Tribunal which would have a Material Adverse Effect or result in a material decrease in the value of a Facility; or (iii) any remedial action taken by the Company or any of its Subsidiaries, each Operator or any other Person in response to any Hazardous Materials on, under or about the properties or assets of the Company or any of its Subsidiaries or any Facility, the existence of which could give rise to a claim or suit which would have a Material Adverse Effect, result in a material adverse change of any Operator's business operations or financial condition or result in a material decrease in the value of a Facility.

               (b) The Company shall, and shall use all reasonable efforts to insure that each of its Subsidiaries, each Facility and each Operator, comply in all material respects with all Environmental Laws and establish and maintain policies and procedures to ensure and monitor continued compliance with all Environmental Laws. The Company shall, and shall use all reasonable efforts to insure that each of its Subsidiaries, Facilities and Operators, to the extent required by any Environmental Law, promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about its business premises or any Facility.

         Section 7.14. Business of the Company. Prior to the effective date of the Santa Anita Merger, the Company, on a consolidated basis, will continue to operate the same primary business as those in which it currently operates (i.e., investing in and financing Facilities and Mortgages). After the effective date of the Santa Anita Merger, the Company, on a consolidated basis, will continue to operate so that, at any time, no less than seventy-five percent (75%) of its total assets and seventy-five percent (75%) of its revenues relate directly to
(1) the primary business in which Meditrust was engaged as of the effective date of the Santa Anita Merger or (2) those particular business ventures in which Santa Anita Realty Enterprises, Inc. was engaged as of the effective date of the Santa Anita Merger.

         Section 7.15. Ranking of Loan. The obligations of the Company to the Banks under this Agreement and the Notes shall rank at least equal in seniority and priority with all other Unsecured Indebtedness of the Company and, in the event that any of such other Indebtedness shall be secured, the obligations to the Banks hereunder shall be secured likewise so as to continue to rank at least equal in seniority and priority with such other secured Indebtedness.

         Section 7.16. Intercompany Indebtedness. All Indebtedness of the Operating Company or any Subsidiary of the Company or the Operating Company to the Company or any Subsidiary of the Company and all Indebtedness of the Company to the Operating

Company or any Subsidiary of the Company or the Operating Company shall be evidenced by an intercompany promissory note executed within 30 days after the issuance of such indebtedness. All Indebtedness of any Subsidiary of the Company which relates to any Investment shall be subject to terms and conditions, including rates of interest and terms of repayment, which are substantially similar to the terms and conditions of the underlying Investment in all material respects.

                          Section 8. NEGATIVE COVENANTS

     The Company covenants and agrees that from the date hereof until the payment and performance in full of the Obligations, unless the Agent otherwise consents in writing:

         Section 8.1. Limitation on Indebtedness. Neither the Company nor any of its Subsidiaries shall create, incur or assume any Indebtedness other than the following ("Permitted Indebtedness"):

         (a) Indebtedness of the Company or any of its Subsidiaries to the Agent, the Banks or any Bank Affiliates;

         (b) Indebtedness existing as of the date of this Agreement and disclosed on Schedule 8.1 hereto or in the Financial Statements referred to in
Section 3.8. hereof;

         (c) Indebtedness under the Via Banque Credit Facility; and

         (d) Indebtedness of the Company which satisfies the following conditions:

             (1) the additional Indebtedness must conform in all material respect with the restrictions contained in Section 8.3. hereof regarding additional Liens;

             (2) the terms and provisions of the instrument or instruments controlling the covenants, events of default and acceleration of maturity provisions of such additional Indebtedness may not be less favorable to the Company than the comparable terms and provisions set forth in this Agreement; provided, however, that the Company or its Subsidiaries may incur additional Indebtedness which does not exceed FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) in the aggregate at any one time outstanding, plus the amount outstanding pursuant to Section 8.1(f), on terms and provisions which are less favorable to the Company than the comparable terms and provisions hereof;

             (3) the additional Indebtedness and the instrument or instruments controlling the creation, assumption or issuance thereof shall satisfy the requirements of Section 7.15 hereof;

             (4) any additional Indebtedness otherwise permitted by this Section
8.1. shall not affect the Company's obligation to prepay outstanding Loans pursuant to Section 2.1.14 hereof; and

             (5) the proceeds of such additional Indebtedness shall be used to prepay outstanding Loans as required by said Section 2.1.14;

         (e) Indebtedness of any Subsidiary of the Company to the Company the proceeds of which are used to fund Investments in the ordinary course of the business of the Company; and

         (f) Indebtedness relating to $3,475,000 Manatee County, Florida First Mortgage Revenue Refunding Bonds, Series 1995 (Meditrust Project) or any refinancing thereof in an amount not to exceed THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) and Northwood Nursing Home, Bedford, New Hampshire, CFHA Project No. 024-43039-PM) or any refinancing thereof in an amount not to exceed SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00).

         Section 8.2. Negative Pledge/Encumbrances. Neither the Company nor any of its Subsidiaries shall create, incur, assume or suffer to exist any Lien on any of its properties and assets, or assign or otherwise convey any right to receive income with respect to, any of its properties and assets except the following ("Permitted Liens"):

               (a) Liens for taxes, assessments and governmental charges not yet due and payable or which are being actively contested in good faith by appropriate proceedings or for which adequate reserves have been established in accordance with GAAP,

               (b) other Liens incidental to the conduct of the Company's or any Subsidiary's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

               (c) existing Liens securing Indebtedness of the Company or any its Subsidiaries that is outstanding on the Closing Date and set forth in
Schedule 8.1. attached hereto or as otherwise described in the Financial Statements (including, for this purpose, any substitute Lien required to be created to secure such Indebtedness where (i) either the existing Lien was released to enable the Company or any such Subsidiary to comply with the option provisions under a Facility Lease, which permits the lessee thereunder to purchase the Facility covered by such Lease, or the substitution provisions under a Facility Lease, which permit the lessee of such Facility to substitute one property for another under the relevant Lease, and (ii) a Qualified Appraisal has been obtained which shows that the property covered by such substitute Lien is of equivalent value to the property it has replaced, and
(iii) the Board of Trustees or Board of Directors of the Company has made a good faith determination that the property subject to such substitute Lien is of equivalent value to the property it has replaced, and (iv) the failure to create such Lien would create a default under the terms of the instrument governing such Indebtedness); provided, that neither the Company nor any of its Subsidiaries may create, assume, incur or suffer to exist any Lien upon any of its property or assets to secure any Indebtedness set forth in Schedule 8.1. or as is otherwise described in the Financial Statements that is hereafter renewed, refunded, extended or refinanced,

               (d) Liens incurred in connection with the borrowing of money not otherwise permitted provided that immediately after creation of such Lien, the total amount of Indebtedness secured by Liens permitted by this Agreement will not exceed 15% of the shareholders' equity in the Company; provided, further, that (A) nothing in this subsection (d) shall be deemed to permit any transaction which would otherwise be prohibited by this Agreement and (B) shareholders' equity shall, for the purpose of all calculations thereof under this subsection (d) only, be reduced by the amount by which the Company's intangible assets exceed five percent (5%) of shareholders' equity,

               (e) Liens (other than those permitted by subsections (a) through (d) of this Section 8.2.) securing Indebtedness in an aggregate principal amount at any time outstanding not exceeding ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) for the Company and its Subsidiaries taken as a whole, and

               (f) Liens on property of the Company or any of its Subsidiaries other than those permitted by subsections (a) through (e) of this Section 8.2., provided that the Indebtedness incurred under this Agreement shall be equally and ratably secured, on a pari passu and pro rata basis, with any and all Indebtedness hereinafter incurred by the Company or any of its Subsidiaries and secured by such Lien.

         Section 8.3. Investments. Neither the Company nor any Subsidiary shall make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that the Company and any Subsidiary may:

               (a) invest in Permitted Investments and, to the extent permitted by Section 8.6., Gross Real Estate Investments and, to the extent permitted by
Section 8.7., Construction Investments;

               (b) make or permit to remain outstanding loans and advances to any Subsidiary of the Company;

               (c) own, purchase or acquire stock, obligations or securities of, or any other interest in, a Subsidiary or another Person which immediately after such purchase or acquisition will be a Subsidiary;

               (d) acquire and own stock, obligations or securities, or other interests, received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary, provided, that such stock, obligations, securities or other interests shall be carried on the books of the Company at the lesser of book value or fair market value, such valuation to be as determined by the board of trustees or board of directors of the Company in good faith, in the case of any debt in an aggregate principal amount equal to or exceeding ONE MILLION AND NO/100 DOLLARS ($1,000,000.00);

               (e) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business;

               (f) own, purchase or acquire stock, obligations or securities of any Person, including, without limitation, making mortgage loans, entering into sale and leaseback transactions not otherwise prohibited by this Agreement, or investing in partnerships, to the extent that any such investments are in the ordinary course of business and not prohibited by Meditrust's Declaration of Trust, as the same may from time to time be amended;

               (g) own, purchase or acquire stock, obligations or securities of any REIT; provided, however, that the Company shall not purchase or acquire stock, obligations or securities of any REIT, which when aggregated with all other existing REIT investments of the Company, exceeds five percent (5%) of the Company's total assets as defined by GAAP;

               (h) following the effective date of the Santa Anita Merger, and in addition to the amount of the "Operating Note" referred to in the Merger Agreement executed in connection with the Santa Anita Merger, make equity investments in, and loans and advances to the Operating Company in an aggregate amount not to exceed TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00);

               (i) make acquisitions of capital stock of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company in connection with the Santa Anita Merger; and

               (j) in addition to transactions permitted pursuant to Section 8.3(h), make or permit to remain outstanding loans to the Operating Company, the proceeds of which are to be used by such Operating Company solely for Permitted Operating Company Acquisitions; provided that (1) the Company has maintained and will maintain after the acquisition a Rating no lower than BBB-/Baa3 or has received the written consent of the Banks and (2) the Company has provided the Banks, as soon as possible but in no event later than five business days prior to the effective date of such acquisition, with a pro forma Combined Financial Statement showing that the Company will be in compliance with all of the covenants contained in Section 9 hereof after the completion of such acquisition.

         Section 8.4. ERISA. Neither the Company nor any member of the Controlled Group shall terminate any Plan so as to result in any material liability to the Company or any Subsidiary to the PBGC or permit to exist any occurrence of any "reportable event" (as defined in Title IV of ERISA), or any other event or condition, which presents a material risk of such a termination by the PBGC of any Plan.

         Section 8.5. Fiscal Year. The Company shall not change its fiscal year end.

         Section 8.6. Gross Real Estate Investments. The Company and its Subsidiaries shall not have Gross Real Estate Investments relating to a single Operator which exceed, in the aggregate, thirty percent (30%) of the Company's and its Subsidiaries' Gross Real Estate Investments.

         Section 8.7. Construction Investments. The Company and its Subsidiaries shall not permit the Construction Investments of the Company and its Subsidiaries to exceed twenty-five percent (25%) of Gross Real Estate Investments. In addition, neither the Company nor any Subsidiary shall make a Construction Investment for a Facility unless (i) there is included in the terms thereof an agreement for the conversion of the Company's or such Subsidiary's interests in the Facility upon the completion thereof into full ownership, a mortgage interest or majority partnership interest and (ii), if a mortgage interest, the Company or a Subsidiary of the Company shall receive or retain a first Lien in such Facility and otherwise satisfy all Legal Requirements.

         Section 8.8. Interest Rate Protection. The Company shall not permit more than twenty-five percent (25%) of its consolidated Total Capital to bear interest at other than fixed rates; provided, however, that if and to the extent that any of such consolidated Total Capital is subject to an interest rate protection agreement approved by the Agent (which approval shall not be unreasonably withheld, conditioned or delayed), such consolidated Total Capital shall be deemed to bear interest at a fixed rate.

         Section 8.9. Dividends. The Company shall not pay or declare any Dividend on any of its shares of beneficial interest or stock or make any other distribution on account thereof, or redeem or otherwise acquire, directly or indirectly, any of its shares of beneficial interest if such action by the Company would constitute an Event of Default or Default, or an event of default or default under any other material agreement to which Meditrust is a party. This Section 8.9. shall not apply to the payment or distribution made in the form of shares of beneficial interest or stock of the Company or Meditrust Acquisition Company or to the redemption of shares of common stock of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company.

         Section 8.10. Amendment of Declaration of Trust. The Company shall not amend its Declaration of Trust, Certificate of Incorporation or other charter document except if (a) such amendment is required by applicable law, (b) the Agent consents to such amendment, which consent shall not be unreasonably withheld or (c) such amendment is required by the Santa Anita Merger. In the event of any such amendment, the Company shall promptly forward copies thereof to the Banks.

         Section 8.11. Future Leases. Neither the Company nor any Subsidiary shall become a party to any Lease after the Closing Date except for a Lease where the obligations of the lessee to make payments under such Lease cover fully the Company's or such Subsidiary obligations to make principal, interest and other payments on the Indebtedness relating to the Facility which is the subject of such Lease, if any, including, without limitation, all interest rate adjustments or escalations, prepayment penalties and similar payments.

         Section 8.12. Leases. Neither the Company nor any of its Subsidiaries shall create or suffer to exist any obligations for the payment of rent by the Company or such Subsidiary for any property under leases (other than capitalized lease obligations included as Indebtedness of the Company or such Subsidiary) except for the following:

         (i) ground leases for Facilities existing on the Closing Date;

         (ii) ground leases for terms no less than ten (10) years in connection with sale/leaseback transactions of Facilities;

         (iii) office leases in the ordinary course of business; and

         (iv) office equipment and automobile leases in the ordinary course of business.

         Section 8.13. Prohibited Transactions. Neither the Company nor any of its Subsidiaries shall engage in any prohibited transactions as such term is defined in Section 857(b)(6) of the Code (except that the Company or a Subsidiary may sell, transfer or otherwise dispose of a Facility within four (4) years after the acquisition thereof so long as (i) such disposition, including the excise taxes attributable thereto, will not have a Material Adverse Effect and (ii) the trustees or the Board of Directors of the Company have theretofore made a good-faith determination that such disposition is in the best interests of the Company, nor shall the Company or a Subsidiary incur any material liability for excise taxes pursuant to Section 4981 of the Code.

         Section 8.14. Mergers. Without the prior written consent of the Agent and the Banks, neither the Company nor any of its Subsidiaries shall merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its properties and assets (whether now owned or hereafter acquired) to any Person, except that (i) any Subsidiary may dispose of its properties and assets (subject to the limitations of Section 8.13. hereof) to the Company or any Subsidiary,
(ii) any Subsidiary may dispose of its properties and assets to any Person other than the Company or any Subsidiary if the proceeds of such disposition are applied in accordance with the provisions of Section 2.1.14., (iii), notwithstanding Sections 8.16 and 8.17 to the contrary, the Company or a Subsidiary may merge or consolidate with any other Person if in such transaction the Company or the Subsidiary is the surviving entity, and (iv), notwithstanding Sections 8.17 and 8.18 to the contrary and subject to the conditions set forth in Section 6 hereof, Meditrust or a Subsidiary may merge in connection with the Santa Anita Merger.

         Section 8.15. Change in Business. Until the effective date of the Santa Anita Merger, the Company shall not make any material change in the nature of its business as conducted as of the Closing Date. After the effective date of the Santa Anita Merger, the Company, on a consolidated basis, shall continue to operate so that, at any time, no less than seventy-five percent (75%) of its total assets and seventy-five percent (75%) of its revenues relate directly to the primary business in which the Company was engaged as of the effective date of the Santa Anita Merger.

         Section 8.16. Issuance of Stock by Subsidiaries. The Company shall not permit any Subsidiary to issue, sell or dispose of any shares of its stock of any class (including any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) or any of its partnership or other equity interests, except to the Company or any wholly-owned Subsidiary, and except (i) for the purpose of qualifying directors and (ii) to the extent that holders of minority interests may be entitled to purchase stock by reason of validly pre-existing preemptive rights.

         Section 8.17. Sale of Stock and Indebtedness. The Company shall not sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary, except to another Subsidiary, and except that all shares of stock and Indebtedness of any Subsidiary at the time owned by or owed to the Company and any Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the trustees or board of directors of the Company) at the time of sale of the shares of stock and such Indebtedness; provided, that the assets of such Subsidiary do not constitute, when aggregated with all sales during the four (4) most recently completed fiscal quarters, ten percent (10%) of the Company's consolidated total assets (as defined by GAAP) or ten percent (10%) of the Company's Operating Cash Flow; and provided further, that at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Indebtedness of any other Subsidiary (unless all of the shares of stock and Indebtedness of such other Subsidiary are being sold simultaneously as permitted by this Section 8.17.).

         Section 8.18. Transactions with Affiliates. Neither the Company nor any Subsidiary shall directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, exchange any property with, render any service to or otherwise deal with, (i) any Affiliate, (ii) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, equity securities of the Company aggregating ten percent (10%) or more of the voting power of the Company or (iii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) or (ii) of this Section 8.18., provided that the Company may sell to or purchase (within the limitations of Section 8.18.) from any such Person shares of equity securities of, or other interests in, the Company; provided, however, that this Section shall not prohibit transactions which are in the ordinary course of business of the Company or its Subsidiaries, and which are made upon fair and reasonable terms no less favorable to the Company or its Subsidiaries involved than could be obtained in a comparable arm's-length transaction with a Person which is not an Affiliate.

         Section 8.19. Guarantees. Neither the Company nor any Subsidiary of the Company, shall Guaranty any Indebtedness of the Operating Company or any Subsidiary of the Operating Company.

                         Section 9. FINANCIAL COVENANTS.

         The Company covenants and agrees that from the date hereof, until the payment and performance in full of the Obligations, unless the Banks otherwise consent in writing:

         Section 9.1. Combined Cash Flow Coverage. The Company shall not permit the ratio of (x) its Combined Operating Cash Flow plus its Combined Interest Expense to (y) its

Combined Interest Expense to be less than 2.0 to 1.0 at the end of each fiscal quarter. The Company's compliance with said ratio shall be calculated on a year-to-date basis.

         Section 9.2. Combined Modified Cash Flow Coverage. The Company shall not permit the ratio of (x) its Combined Modified Operating Cash Flow plus its Combined Interest Expense to (y) its Combined Interest Expense plus its Combined Dividends plus its Combined Balloon Payments to be less than 1.0 to 1.0 at the end of each fiscal quarter. The Company's compliance with said ratio shall be calculated on a year-to-date basis.

         Section 9.3. Combined Total Liabilities to Combined Tangible Net Worth. The Company shall not permit the ratio of (x) its Combined Total Liabilities to
(y) its Combined Tangible Net Worth to be greater than 1.75 to 1.0 at any time.

         Section 9.4. Combined Tangible Net Worth. The Company shall maintain a Combined Tangible Net Worth at all times of at least ONE BILLION EIGHTY MILLION AND NO/100 DOLLARS ($1,080,000,000.00) plus seventy-five percent (75%) of the net amount received by the Company from the sale of equity securities, the exercise of warrants and the conversion of debentures to equity after the Closing Date plus seventy-five percent (75%) of any increase in the Company's Combined Tangible Net Worth resulting from the Santa Anita Merger.

         Section 9.5. Establishment of Covenants. The Company acknowledges that the foregoing covenants were established by the Company and the Banks on the basis of financial information and forecasts provided to the Banks by the Company in connection with the Banks' evaluation and underwriting of the Line of Credit after leaving a margin in favor of the Company which the Company and the Banks have mutually agreed is fair. Accordingly, the Company and the Banks have mutually agreed that the Company's failure to comply with the express terms of any financial covenant shall be deemed material for the purposes of this Agreement.

                              Section 10. THE AGENT

         Section 10.1. Appointment, Powers and Immunities. Each Bank and each subsequent holder of the Notes and the Letter of Credit Participations hereby irrevocably appoints and authorizes the Agent to act as their agent under this Agreement and the Other Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Other Documents together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents and shall not be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or the Other Documents or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the Other Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Other Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or the Letter of Credit Participations or for any failure by the Company to perform any of its obligations under this

Agreement, the Notes or the Other Documents. The Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by them under this Agreement, or under the Other Documents or in connection herewith or therewith, except for their own gross negligence or willful misconduct.

         Section 10.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by the Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or the Other Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or the Other Documents in accordance with instructions signed by the Banks, and such instructions of the Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Agent shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to their rights and duties under this Agreement and the Other Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine.

         Section 10.3. Payments.

               (a) A payment by the Company to the Agent under this Agreement, the Notes or any of the Other Documents for the account of any Bank shall constitute a payment to such Bank. Except as otherwise provided in this Agreement, the Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided in this Agreement, the Notes or any of the Other Documents.

               (b) If in the opinion of the Agent, the distribution of any amount received by the Agent in such capacity hereunder, under this Agreement, the Notes or any of the Other Documents could reasonably be expected to involve the Agent in liability, the Agent may refrain from making distribution until the Agent's right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to the repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         Section 10.4. Holders. The Agent may deem and treat the holder of any Letter of Credit Participation as the absolute owner for all purposes hereof until the Agent shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         Section 10.5. Events of Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default (other than the nonpayment of principal of or interest on the Loans or the Reimbursement Obligations) unless the Agent have received notice from a Bank or the Company specifying such Event of Default or Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a "Notice of Default" or in the event of any nonpayment of principal or interest on the Loans or the Reimbursement Obligations, the Agent shall give prompt notice thereof to the Banks and shall take such action with respect to such Event of Default or Default as shall be directed by the Majority Banks.

         Section 10.6. Rights as a Bank. With respect to its Commitment, its Letter of Credit Participation and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as an Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Bank Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company, as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Company for services in connection with this Agreement or any of the Other Documents or otherwise without having to account for the same to the Banks.

         Section 10.7. Indemnification. The Banks shall indemnify the Agent (to the extent not reimbursed by the Company hereunder), ratably in accordance with their respective Commitments and/or Letter of Credit Participations, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in its capacity as the Agent under this Agreement in any way relating to or arising out of this Agreement or any of the Other Documents or any other document contemplated hereby or thereby or referred to herein or therein (including, without limitation, the costs and expenses which the Company is obligated to pay under
Section 13.4. hereof, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of their agency duties hereunder) or the enforcement of any of the terms of this Agreement, the Other Documents or of any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified.

         Section 10.8. Non-Reliance on Agent and other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the Other Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or the Other Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company or any


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Subsidiary. Except for (i) notices, reports and other documents and written information delivered by the Company to the Agent hereunder or under the Other Documents (copies of all of which the Agent shall immediately distribute to the Banks), or required to be delivered by the Company to all of the Banks and (ii) notices, reports and other documents required to be delivered by the Agent hereunder to the Banks, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the financial condition or business of the Company or any Subsidiary, which may come into the possession of the Agent or any of its Bank Affiliates.

         Section 10.9. Failure to Act. Except for action expressly required of the Agent hereunder or under the Other Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless they shall be indemnified to their satisfaction by the Banks against any and all liability and expense that may be incurred by them by reason of taking or continuing to take any such action.

         Section 10.10. Resignation of Agent. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Company and, unless otherwise approved by the Majority Banks, the Agent shall resign within thirty (30) days after the date on which its Commitment (plus the Commitments of any of its Bank Affiliates) is reduced to less than FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00); provided, however, that such resignation shall not be effective until the appointment of a successor Agent as provided for herein. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be acceptable to the Company. If no successor Agent shall have been so appointed by the Banks as aforesaid and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank or financial institution of recognized standing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as an Agent. After any retiring Agent's resignation, the provisions of this Agreement, the Notes and the Other Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by the Agent while it was acting as the Agent.

         Section 10.11. Cooperation of Banks. The Agent shall provide the other Banks with such information and documentation as such other Bank shall reasonably request relating to the performance of its duties hereunder, including all information relative to the outstanding balance of principal, interest and other sums owed to such other Banks by the Company, and shall cooperate with the other Banks with respect to any and all collections and/or foreclosure proceedings at any time commenced against the Company or any Subsidiary or otherwise in respect of any collateral on behalf of the Banks.

         Section 10.12. Actions by Agent. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall


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have occurred, the Agent shall, if (a) so requested by the Majority Banks and
(b) the Majority Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of any of the Other Documents authorizing the sale or other disposition of all or any part of any collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of any such collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition or other rights or remedies as it may have in respect of such collateral, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions; provided, however, that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. In any event, the Banks agree, as among themselves, that the Agent shall not, without the consent or approval of the Majority Banks, (i) consent or agree to any amendment or waiver of any material term, condition or covenant contained in this Agreement or the Other Documents (other than those provisions that may only be amended or waived with the unanimous approval of the Banks under Section 10.14), (ii) declare any Event of Default or determine that a Material Adverse Effect has occurred, (iii) exercise any right or remedy with respect to the acceleration or collection of the Obligations or (iv) take any other action which requires the consent or approval of the Banks under this Agreement or the Other Documents.

         Section 10.13. Security.

               (a) The Agent acknowledges to the other Banks that it is acting in an agency capacity hereunder and that any liens and security interests in any collateral secure the Obligations of the Company owing to all of the Banks.

               (b) Notwithstanding anything to the contrary set forth herein, each of the parties hereto acknowledges and agrees that the respective rights, benefits and privileges of the Agent and the Banks under each of the Other Documents and all other instruments, documents and agreements providing the benefit of any collateral security or guarantees for the prompt payment and performance of the Obligations are for the ratable and mutual benefit of the Banks, and each of the rights, benefits and privileges thereunder shall be exercised (or not exercised) solely by the Agent but only at the direction and with the consent and approval of the Majority Banks in accordance with this
Section 10.

         Section 10.14. Required Approval. Any action which requires the consent or approval of the Banks under this Agreement may be taken upon the affirmative consent or approval of the Majority Banks to be effective; provided, however, that the following action shall require the unanimous affirmative approval of all of the Banks:

         (i) any increase in the amount of the Combined Commitment Amount or the aggregate amount of Letters of Credit which may be issued hereunder;

         (ii) any amendment of the calculation of the Borrowing Base which would have the effect of increasing credit availability thereunder;

         (iii) any extension of the Scheduled Maturity Date or the Letter of Credit Termination Date;

         (iv) any increase or decrease in any Bank's Commitment Percentage or Commitment, other than in connection with assignments under Section 12 hereof;

         (v) any change in the definitions of LIBOR, LIBOR Margin and Prime
Rate;

         (vi) the release of any collateral or the release or discharge of any Person which is a party to this Agreement, the Notes or the Other Documents except as contemplated by this Agreement;

         (vii) any decrease in any Fees, interest (other than resulting from fluctuations in the Prime Rate), indemnities or other reimbursements payable to the Banks;

         (viii) any extension, waiver or excuse of any payment of any of the Obligations at their due date, whether by acceleration or otherwise;

         (ix) any amendment to Section 9 of this Agreement;

         (x) any amendment to Section 1.87. or Section 10 of this Agreement or any other provision of this Agreement providing for the respective voting rights of the Banks; or

         (xi) the issuance of a Letter of Credit under a separate Reimbursement Agreement containing or providing for terms, conditions, covenants or Fees less favorable to the Banks than those set forth in this Agreement.

         Section 10.15. Amendment. The Company hereby agrees that the foregoing provisions of this Section 10 (other than Section 10.14.) constitute an agreement among, and solely for the benefit of, the Banks and the Agent, and the Banks and the Agent acknowledge that the Company is not a party to or bound by such foregoing provisions and that any and all of the provisions of this Section 10 other than Section 10.14. may be amended at any time by the Banks and the Agent as provided herein without the consent or approval of, or notice to, the Company (other than the requirement of notice to the Company of the resignation of the Agent).

         Section 10.16. Questionnaire. In order to assist the Agent in the administration and performance of its duties under this Agreement, each Bank hereby agrees to complete and deliver to the Agent a questionnaire in substantially the form of Exhibit G attached hereto (an "Administrative Questionnaire").

                               Section 11. DEFAULT

         Section 11.1. Events of Default. The occurrence and continuance of any of the following events after any applicable cure period shall constitute a default under this Agreement, the Notes and the Other Documents (an "Event of Default"):

               (a) the Company shall fail to pay when due and payable, whether at the due date thereof, at a date fixed for prepayment thereof, by acceleration thereof or otherwise, (i) any outstanding principal amount of any Loan; (ii) any amount of accrued and unpaid interest thereon; (iii) any of the Reimbursement Obligations; or (iv) any fees, expenses or other amounts payable under this Agreement, the Notes or the Other Documents and, in the case of clauses (ii),
(iii) and (iv) above, such default shall continue unremedied for (5) Business Days from the date specified for payment; or

               (b) the Company shall fail to perform any term, covenant or agreement contained in Section 8 of this Agreement; or

               (c) the Company shall fail to perform any other term, covenant or agreement contained in this Agreement (other than in respect of terms, covenants or agreements covered elsewhere in this Section 11) and such non-performance shall continue unremedied for thirty (30) days after written notice of such non-performance shall have been received or deemed received by the Company from the Agent; or

               (d) any written representation or warranty of the Company, made in or in connection with this Agreement, the Notes or the Other Documents or in any certificate or report or any other document or instrument delivered hereunder or thereunder, shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

               (e) any monetary default (unless duly waived in writing by the obligee) shall occur with respect to any Unsecured Indebtedness of the Company or the Operating Company or any Subsidiary of the Company or the Operating Company in excess of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or any amount of recourse secured Indebtedness of the Company or the Operating Company or any Subsidiary of the Company or the Operating Company under any agreements under which any Indebtedness may be issued by the Company or the Operating Company or any Subsidiary of the Company or the Operating Company and such default shall continue for more than the grace period, if specified therein, after all required notices have been given, and any other default under such agreements if the effect of such other default under such agreements is to accelerate the maturity of such Indebtedness or to permit the holder thereof (or any representative on behalf of such holder) to cause the same to become due prior to its stated maturity or if any such Indebtedness shall not be paid when due or accelerated and such default shall continue for more than the period of grace, if any, therein specified, all required notices having been given or if the Company, the Operating Company or the Subsidiary of the Company or the Operating Company as the case may be, fails to make payment within five (5) days after demand is made for payment of any Indebtedness which is due on demand; or

               (f) one or more final judgments or orders for the payment of money which would have a Material Adverse Effect shall be rendered against the Company or the

Operating Company or any Subsidiary of the Company or the Operating Company and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of ten (10) consecutive Business Days; or

               (g) The Company or the Operating Company, or any Subsidiary of the Company or Operating Company having assets which in the aggregate exceed FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

               (h) an involuntary case or other proceeding shall be commenced against the Company or the Operating Company or any Subsidiary of the Company or the Operating Company having assets which in the aggregate exceed FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or an order for relief shall be entered against the Company or the Operating Company or any Subsidiary of the Company or the Operating Company under the federal bankruptcy laws as now or hereafter in effect and remain undischarged for ninety (90) days; or

               (i) there shall have occurred and be continuing, thirty (30) days after knowledge or notice thereof shall have been given to the Company by the Agent, any event which would allow for the termination of any Plan and the then current value of such Plan's benefits guaranteed under Title IV of ERISA exceeds the then current fair market value of such Plan's assets allocable to such benefits by more than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (or in the case of such a termination event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); or

               (j) the Company should fail to terminate the Commitments and prepay the entire principal amount due and payable under this Agreement, the Notes and the Other Documents within forty-five (45) days after any sale, transfer, assignment or other permanent disposition of an Operator that represents more than twenty percent (20%) of Gross Real Estate Investments, such percentage being based on the Company's most recent Borrowing Report and quarterly Financial Statements; or

               (k) the Company should fail to terminate the Commitments and prepay the entire principal amount due and payable under this Agreement, the Notes and the Other Documents within forty-five (45) days after the accumulation of fifteen percent (15%) or more of the voting stock of the Company by a Person or group of affiliated Persons; or

               (l) the occurrence of an "event of default" (after giving effect to any applicable grace period) under any of the Other Documents, as such term is defined or used therein.

         Section 11.2. Remedies. Upon the occurrence of an Event of Default, the Agent shall (i) if requested by Banks having more than fifty percent (50%) in aggregate amount of the Commitments, by notice to the Company, terminate the obligation of the Banks to make Revolving Loans or to issue Letters of Credit and such obligations shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than fifty percent (50%) in aggregate principal amount of the Revolving Loans, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in subsection (g) or (h) of Section 11.1 hereof with respect to the Company, without any notice to the Company or any other act by the Agent or the Banks, the obligation of the Banks to make Revolving Loans and to issue Letters of Credit shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The rights and the remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law, in equity or in the Other Documents.

         The Company acknowledges and agrees that, at the time of the exercise by the Banks of its remedies under this Section 11.2., there may be one or more Letters of Credit issued and outstanding under which, in the event of a Drawing thereunder, the Agent will be required to honor such Drawing. In addition to any of the other rights and remedies of the Banks in respect of such Drawing contained in this Agreement or any of the Other Documents, the amount of any such Drawing and any Reimbursement Obligation created thereby shall become immediately due and payable without presentment, demand, protest or other notice of any kind.

                             Section 12. ASSIGNMENT

         Section 12.1. Assignment.

               (a) Each Bank may assign to one or more Persons all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment, the same portion of its Letter of Credit Participation and the same portion of the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Bank, the Agent and the Company must give their prior written consent to such assignment (which consent shall not be unreasonably withheld although in the case of the Company it shall be reasonable for consent to be withheld, among other reasons, if the proposed assignment is to a competitor of the Company or if the Company, in its reasonable discretion, believes that such assignment would increase its costs under Section 2.5.6. or 13.6. hereof); (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's interests, rights and obligations under this Agreement; (iii) the amount of the Commitment, the Letter of Credit Participations and the Loans of the assigning Bank subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00); (iv) the parties to each such assignment shall execute and deliver to the Agent an assignment and acceptance in the form of Exhibit H attached hereto (the "Assignment and Acceptance") and a processing and recordation fee in the amount of THREE THOUSAND AND NO/100 DOLLARS ($3,000.00);
(v) the assignee shall be a bank or financial institution of recognized standing and in the business of making the types of loans contemplated in this Agreement and (vi) the assignee, if it shall not be a Bank, shall deliver to the Agent an Administrative Questionnaire. Upon such execution, delivery, acceptance and recording pursuant to Section 12.2. hereof, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement (including, without limitation, the benefit of the cost protection provisions) to the same extent as if they were a Bank; and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's interests, rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of any indemnity, waiver, release or limitation of liability contained herein, as well as to any Fees accrued for its account and not yet paid).

               (b) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, its Letter of Credit Participations and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in subsection (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes, the Other Documents or any other agreement, document or instrument furnished pursuant hereto or thereto;
(iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Financial Statements delivered pursuant to Section 7.1. hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

         Section 12.2. Maintenance of a Register. The Agent shall maintain at one of its principal offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment, the Letter of Credit Participations and the principal amount of the Loans owing to each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Company, the Agent and the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice. The Agent shall also be authorized to amend, modify and substitute Schedule 1.22. attached hereto from time to time to properly reflect the Commitment Percentages of the Banks under this Agreement.

         Section 12.3. Questionnaire. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in Section 12.1. above and, if required, the written consent of the Agent and/or the Company to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Banks and the Company.

         Section 12.4. Sale of Participations. Each Bank may, without the consent of the Company or the Agent, sell participations to one or more banks, financial institutions or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the same portion of its Letter of Credit Participations and the same portion of the Loans owing to Bank); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged; (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations;
(iii) the participating banks, financial institutions or other entities shall be entitled to the benefit of the cost protection provisions contained in this Agreement to the same extent as if they were Banks although such participating banks may not increase any costs which shall be payable by the Company; and (iv) the Company, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights, interests and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Company relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any Fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments).

         Section 12.5. Disclosure of Information. Any Bank or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Company furnished to such Bank by or on behalf of either the Company; provided, however, that prior to any such disclosure of information designated by the Company as confidential, each such assignee or participant or proposed assignee or participant shall be advised of the confidential nature of such information.

         Section 12.6. Assignee or Participant Affiliated with the Company. If any assignee Bank is an Affiliate of the Company, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the Other Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to this Agreement or any of the Other Documents or for purposes of making requests to the Agent pursuant to
Section 12 hereof, and the determination of the Banks shall, for all purposes of this Agreement and the Other Documents, be made without regard to such assignee Bank's interest in any of the Loans or the Letter of Credit Participations, including, without limitation, determinations requiring the consent of all Banks. If any Bank sells a participating interest in any of the Loans or the Letter of Credit Participations to a participant, and such participant is the Company or an Affiliate of the Company, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank under this Agreement or any of the Other Documents for purposes of (i) granting consents or waivers, (ii) agreeing to amendments or modifications to this Agreement or any of the Other Documents or, (iii) making requests to the Agent pursuant to Section 12 hereof to the extent that such participation is beneficially owned by the Company or any Affiliate of the Company, and the determination of the Bank shall for all purposes of this Agreement and the Other Documents be made without regard to the interest of such transferor Bank in the Loans or the Letter of Credit Participations to the extent of such participation.

         Section 12.7. Miscellaneous Assignment Provisions. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable under this Agreement or any of the Other Documents for its account, deliver to the Company and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Bank which serves as the bank to which reference is had for the determination of any rate of interest chargeable under this Agreement transfers all of its interest, rights and obligations under this Agreement, the Agent shall, in consultation with the Company and with the consent of the Company and the Banks, appoint another Bank to act as a reference bank hereunder. Anything contained in this Section 12 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve (12) Federal

Reserve Banks organized under Section 4 of the Federal Reserve Act. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations under this Agreement or any of the Other Documents.

         Section 12.8. No Assignment or Delegation by the Company. The Company shall not assign or delegate any of its rights or duties under this Agreement, and any attempted assignment by the Company shall be null and void and without legal effect.

                            Section 13. MISCELLANEOUS

         Section 13.1. Confidentiality. In handling any financial or business information provided under this Agreement by the Company, the Agent, the Banks and their officers, agents, attorneys, accountants or designees shall exercise the same degree of care that such Person exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received except that disclosure of such information may be made (i) to Bank Affiliates in connection with their present or prospective business relations with the Company; (ii) with the prior consent of the Company, to prospective assignees, transferees or purchasers of an interest in the Obligations (which consent shall not be unreasonably withheld although it shall be reasonable for the Company to withhold such consent if the prospective assignee, transferee or purchaser is a competitor of the Company);
(iii) as required by any Law or order, subpoena, judicial order or similar order; and (iv) as may be required in connection with the examination, audit or similar investigation of the Banks.

         Section 13.2. Waivers.

         Section 13.2.1. The Company waives presentment, demand, notice, protest, notice of acceptance, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to the Obligations, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of any collateral, to the addition or release of any party or Person primarily or secondarily liable therefor, to the acceptance of partial payments thereon and the settling, compromising or adjusting of any of the foregoing, all in such manner and at such time or times as the Banks may deem advisable in their sole and absolute discretion. The Banks shall have no duty, other than to act in a commercially reasonable manner, as to the collection or protection of collateral or any income thereon, as to the preservation of rights or remedies against prior parties, or as to the preservation of any rights and remedies pertaining thereto beyond the safe custody thereof. The Banks may exercise their rights and remedies with respect to any collateral without resorting or regard to other collateral or sources of reimbursement for liability. The Banks shall not be deemed to have waived any of their rights and remedies with respect to the Obligations or any collateral unless such waiver shall be in writing and signed by the Agent. No delay or omission on the part of the Banks in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to any subsequent enforcement by the Banks. All rights and remedies of the Banks with respect to the Obligations or any collateral shall be cumulative and may be exercised singularly or concurrently.

         Section 13.2.2. THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND HEREBY WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE AGENT OR THE BANKS MAY DESIRE TO USE.

         Section 13.2.3. THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART AND/OR IN THE ENFORCEMENT BY THE AGENT OR THE BANKS OF ANY OF THEIR RIGHTS AND REMEDIES HEREUNDER OR UNDER APPLICABLE LAW. THE COMPANY ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

         Section 13.2.4. In addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim that the Banks may have, each of the Banks shall be entitled, at its option, to the fullest extent permitted by law, to setoff and apply any and all balances and deposits (general or special, time or demand, provisional or final) at any time held and all other indebtedness owing by such Bank to or for the credit or account of the Company (whether or not such balances, deposits or other indebtedness are then due to the Company) against any and all of the Obligations upon the failure of the Company to pay when due any amount owing pursuant to this Agreement or the Notes. Any Bank exercising a right under this Section 13.2.4. shall give the Company prompt notice thereof; provided, however, that any failure to give such notice shall not affect the validity of any such action, and shall further account to each other Bank for any amounts so received in accordance with Section 2.5.9. hereof.

         Section 13.2.5. The Company does hereby waive any claims, causes of action, losses, damages or expenses, in tort, contract or otherwise which the Company may have against the Agent, the Banks, a Bank Affiliate or any Bank Agents which has arisen out of the relationship between it and the Agent, the Banks or any Bank Affiliate or Bank Agents which the Company may have as of the Closing Date. The Company acknowledges that it makes this waiver and release knowingly, voluntarily and only after considering the ramifications of this waiver and release with its attorneys.

         Section 13.3. Notices. All notices, requests, demands or other communications required by this Agreement shall be made in writing and shall be
(i) personally delivered, (ii) transmitted by postage prepaid registered mail, return receipt requested, (iii) transmitted by telex (with postage prepaid mail confirmation), (iv) transmitted by telecopier or facsimile or (v) transmitted by internationally recognized courier service with provision for receipt (with charges prepaid) and unless otherwise specifically provided herein, shall be deemed to have been duly given on the first to occur of (i) the date of delivery if delivered personally, (ii) five (5) days following posting if transmitted by mail, (iii) the date of transmission with confirmed answer back if transmitted by telex, or
(iv) the date of receipt if transmitted by telecopier or by internationally recognized courier service if addressed as follows or to such other address as either party may designate in writing:

         If to the Company:

                  Meditrust
                  197 First Avenue
                  Needham, MA 02194
                  Attn: David F. Benson, President
                  Telephone: (781) 433-6000
                  Telecopier: (781) 433-1290

         with a copy to:

                  Nutter, McClennen & Fish, LLP
                  One International Place
                  Boston, MA 02110-2699
                  Attn: Paul R. Eklund, Esq.
                  Telephone: (617) 439-2303
                  Telecopier: (617) 973-9748

         If to the Agent:

                  Fleet National Bank
                  777 Main Street
                  Mail Stop: CTMOHO4A
                  Hartford, CT  06115-1600
                  Attn: Cliff Mellor, Vice President
                  Telephone: (860) 986-4304
                  Telecopier: (860) 986-3450

         with a copy, in the case of Fleet, to:

                  Updike, Kelly & Spellacy, P.C.
                  One State Street
                  P.O. Box 231277
                  Hartford, CT 06123-1277
                  Attn: John F. Wolter, Esq.
                  Telephone: (860) 548-2600
                  Telecopier: (860) 548-2680

         If to the Banks, to the address set forth in the most recent Administrative Questionnaire received by the Agent if the notice is to be given by the Agent and to the

Agent, as set forth above, if the notice is to be given by the Company.

         Section 13.4. Fees and Expenses. The Company will pay on demand all reasonable out-of-pocket expenses incurred by the Agent in connection with (i) the issuance of any Letters of Credit; (ii) any amendment or modification of this Agreement or the Other Documents requested by the Company; (iii) any prepayment, refinancing or other restructuring of this Agreement; (iv) any Qualified Appraisal subject to the provisions of Section 7.2. hereof and (v) the Agent's or the Banks' exercise, preservation or enforcement of any of their rights and remedies under this Agreement and the Other Documents from and after the occurrence of a Default or Event of Default, including, without limitation, reasonable fees and expenses of outside legal counsel, accounting, appraisal, auditing, consulting, or other similar professional fees or expenses, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

         Section 13.5. Term of Agreement. This Agreement shall continue in force and effect so long as the Banks have any commitment to make Revolving Loans or Letters of Credit hereunder or any of the Obligations shall be outstanding.

         Section 13.6. Taxes.

               (a) All payments made by the Company on account of this Agreement shall be made free and clear of, and without deduction for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by the United States of America (or by any political subdivision or taxing authority thereof or therein), excluding income, excise and franchise taxes now or hereafter imposed by the United States of America or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Bank pursuant to this Agreement or the Other Documents, then the amounts so payable to the Agent or the Banks shall be increased to the extent necessary to yield to the Agent or the Banks (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified herein. Whenever any Tax is payable by the Company, as promptly as possible thereafter, the Company shall send the Agent an original official receipt showing payment thereof. The Company shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by them as a consequence of the failure of the Company to pay any Taxes or the failure of the Company to deliver to the Agent an original official receipt therefor.

               (b) The Company shall indemnify the Agent and the Banks for and hold the Agent and the Banks harmless from any present or future claim of liability for any registration charge or any stamp, excise or similar taxes, including any interest equalization tax, and any penalties or interest with respect thereto, that may be imposed by any jurisdiction in connection with this Agreement.

         Section 13.7. Schedules and Exhibits. The Schedules and Exhibits which are attached hereto are and shall constitute a part of this Agreement.

         Section 13.8. Governing Law; Consent to Jurisdiction. This Agreement, the Notes and the Other Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by and construed and interpreted in accordance with, the laws of the State of Connecticut (or, if any portion of any collateral is located in another state, by the laws of such state to the extent necessary for the enforcement of the Banks' remedies under this Agreement). The Company agrees that any suit for the enforcement of this Agreement, the Notes or the Other Documents may be brought in the courts of the State of Connecticut or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company by mail at the address referred to in Section 13.3. hereof.

         Section 13.9. Survival of Representations. All representations, warranties, covenants and agreements contained in this Agreement, the Notes or the Other Documents shall survive the Closing Date, and continue in full force and effect until all of the payment and the performance of the Obligations in full.

         Section 13.10. Amendments. No modification or amendment of this Agreement, the Notes or the Other Documents shall be effective unless same shall be in writing and signed by the Company, the Agent and the Majority Banks (or all of the Banks if required hereunder); provided, however, that modifications and amendments to Section 12 hereof shall be governed by Section 10.15. hereof.

         Section 13.11. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

         Section 13.12. No Agency Relationship. The Agent and the Banks are not the agents or representatives of the Company nor is the Company the agent or representative of the Agent or the Banks and this Agreement shall not make the Agent or the Banks liable to any third party, including, but not limited to, the Company's existing shareholders, directors, officers, creditors or any other party in interest.

         Section 13.13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         Section 13.14. Headings. All article, section and subsection headings in this Agreement, the Notes and the Other Documents are included for convenience of reference only and shall not constitute a part of this Agreement, the Notes or the Other Documents for any other purpose.

         Section 13.15. Brokers. No broker or finder has brought about the obtaining, making or closing of, and no broker's or finder's fees or commissions will be payable by the Company, the Agent or any Bank to any Person in connection with, the transactions contemplated by this Agreement, and, except as to Fees due to the Banks under this Agreement, each party hereunder shall indemnify and hold the other parties to this Agreement harmless from and against any and all cost, claim, liability, damage or expense (including but not limited to reasonable attorneys' fees) in connection with any broker's or finder's fees or commission's claimed to be due hereunder as a result of such indemnifying party's actions.

         Section 13.16. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Agent or the Banks in respect of the Obligations is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Company or any substantial part of its properties or assets, or otherwise, all as though such payments had not been made.

         Section 13.17. Interpretation and Construction. The following rules shall apply to the interpretation and construction of this Agreement, the Notes and the Other Documents unless the context requires otherwise: (a) the singular includes the plural and the plural includes the singular; (b) words importing any gender include the other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes; (d) references to "writing" shall include printing, photocopy, typing, lithography and other means of reproducing words in a tangible, visible form; (e) the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; (f) references to the introductory paragraph, preliminary statements, articles, sections (or subdivisions of sections), exhibits or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) references to Persons include their respective permitted successors and assigns; and (i) "or" is not exclusive.

         Section 13.18. Indemnification. The Company hereby indemnifies and holds the Agent, the Banks and any Bank Affiliate and any Bank Agents (an "Indemnified Party"), harmless from and against any and all claims, actions, causes of action, damages, losses, obligations, payments, liabilities, costs, fees or expenses (including reasonable legal fees and expenses) which the Indemnified Party may incur or which may be claimed against the Indemnified Party by any Person by reason of or in connection with the execution, delivery, operation, enforcement or termination of this Agreement, the Notes or the Other Documents or in any manner in connection with or related to this Agreement, the Notes or the Other Documents or the transactions contemplated hereby or thereby; provided, however, that the Company shall not be required to indemnify the Indemnified Party for any claims, actions, causes of action, damages, losses, obligations, payments, liabilities, costs, fees or expenses to the extent, but only to the extent, caused by the Indemnified Party's gross negligence or willful misconduct or if the Company shall be the prevailing party in any such claim, action or cause of action. Nothing in this Section is intended to limit the Company's obligations hereunder. In case any claim is asserted or any action or proceeding is brought against an Indemnified Party, the Indemnified Party shall promptly notify the Company of such claim, action or proceeding and, at the option of the Indemnified Party, (i) such Indemnified Party may retain legal counsel, reasonably satisfactory to the Company, to represent it in such defense and the Company shall reimburse such Indemnified Party for its reasonable fees and expenses of such legal counsel or (ii) the Company shall resist, settle or defend with counsel reasonably acceptable to such Indemnified Party, such claim, action or proceeding. The Agent, the Banks, the Bank Affiliates and the Bank Agents shall cooperate and join with the Company, at the expense of the Company, as may be required in connection with any action taken or defended by the Company as provided herein.

         Section 13.19. Limitation of Liability. The Declaration of Trust of Meditrust, a copy of which is duly filed in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the Trustees under the Declaration of Trust collectively as Trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Meditrust. All persons dealing with Meditrust, in any way, shall look only to the assets of Meditrust and the collateral pledged as security for the Notes, if any, for the payment of any sum or the performance of any obligation of Meditrust under the Notes or otherwise.

         IN WITNESS WHEREOF, the Company, the Agent and the Banks have executed this Agreement as of the date first set forth above.

                                    THE COMPANY:

                                    MEDITRUST



                                    By: /s/ Michael S. Benjamin
                                        ---------------------------------------
                                        Name: Michael S. Benjamin, Esq.
                                        Its: Senior Vice President


                                    THE AGENT:

                                    FLEET NATIONAL BANK


                                    By: /s/ Cliff Mellor
                                        ---------------------------------------
                                        Name: Cliff Mellor
                                        Its:   Vice President


                                    THE BANKS:

                                    FLEET NATIONAL BANK



                                    By: /s/ Cliff Mellor
                                        ---------------------------------------
                                        Name: Cliff Mellor
                                        Its: Vice President

                                    MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK


                                    By: /s/ Diana H. Imhof
                                        ---------------------------------------
                                        Name: Diana H. Imhof
                                        Its: Vice President

                                    FIRST UNION NATIONAL BANK



                                    By: /s/ Joseph H. Powell
                                        ---------------------------------------
                                        Name: Joseph H. Powell
                                        Its: Senior Vice President

                                    UNION BANK OF CALIFORNIA, N.A.



                                    By: /s/ Albert W. Kelley
                                        ---------------------------------------
                                        Name: Albert W. Kelley
                                        Its: Vice President

                                    BANK OF TOKYO-MITSUBISHI
                                    TRUST COMPANY



                                    By: /s/ Ned Komar
                                        ---------------------------------------
                                        Name: Ned Komar
                                        Its: Vice President

                                    THE BANK OF NEW YORK



                                    By: /s/ Walter C. Parelli
                                        ---------------------------------------
                                        Name: Walter C. Parelli
                                        Its: Vice President

                                    KREDIETBANK N.V.



                    By: /s/ Robert M. Surdam         By: /s/ Robert Snauffer
                        --------------------             ----------------------
                        Name: Robert M. Surdam           Name: Robert Snauffer
                        Its: Vice President              Its: Vice President